As filed with the Securities and Exchange Commission on January 31, 2002
                                                      Registration No. 333-64108
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                               ACCELACORP 1, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                        6770                  95-4823711
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
       organization)

                           5777 WEST CENTURY BOULEVARD
                                   SUITE 1540
                          LOS ANGELES, CALIFORNIA 90045
                                 (310) 342-6800
          (Address and telephone number of principal executive offices)

                                _________________

                               MR. JOHN W. MARTIN
                     5777 WEST CENTURY BOULEVARD, SUITE 1540
                          LOS ANGELES, CALIFORNIA 90045
                                 (310) 342-6800
            (Name, address and telephone number of agent for service)

                                 _______________

     Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [__]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [__]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [__]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [__]


                                CALCULATION OF REGISTRATION FEE
==============================================================================================
TITLE OF EACH        AMOUNT TO     PROPOSED MAXIMUM      PROPOSED MAXIMUM
CLASS OF SECURITIES      BE       OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED     REGISTERED        UNIT (1)              PRICE(1)        REGISTRATION FEE
==============================================================================================
Common Stock, no      1,000,000  $               0.02  $          20,000.00  $          100.00
par value
----------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(C) and 457(H) under the Securities Act of 1933, as amended.

SUBJECT  TO  COMPLETION,  DATED  ___________________,  2002

                               ACCELACORP 1, INC.

                        1,000,000 SHARES OF COMMON STOCK

                                 $0.02 PER SHARE

WHO WE ARE: We are a development stage company. We are also a "blank check company," as that term is defined in Securities and Exchange Commission Rule
419. Our plan is to merge with or acquire an unidentified privately-held company.

WHAT SECURITIES WE ARE OFFERING TO SELL YOU: We are offering to sell you shares of our no par value common stock.

THE  OFFERING:
                              PER  UNIT          TOTAL
                              ---------          -----

Public  Price . . . . . . . . $0.02              $20,000
Selling Commissions . . . . . $0.00              $0.00
Proceeds  to Us . . . . . . . $0.02              $20,000

     This is our initial public offering, and no public market currently exists for any of our securities.

WHEN FUNDS MAY BE RETURNED TO YOU: We will deposit all subscription funds received from you in escrow with Camden Securities, Inc., a member of the National Association of Securities Dealers, Inc., upon receipt. In this prospectus, we refer to the escrow with Camden Securities, Inc. as the "Rule 419 escrow account". If we do not sell all 1,000,000 shares being offered within 90 days after the date of this prospectus, we will terminate the offering and return all of the funds you paid to us for the purchase of our shares, together with any interest that may have been earned in the Rule 419 escrow account. Further, even if we complete the offering, we will return all of the funds you paid to us for the purchase of our shares if we do not complete a merger or acquisition in accordance with the disclosure and reconfirmation requirements of Rule 419.

                                   ----------

     Investing in our securities involves substantial risks. You should not purchase our shares unless you can afford to lose your entire investment. See "Risk Factors" located on page _____.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               January     , 2002

                      Dealer Prospectus Delivery Obligation

     UNTIL 90 DAYS AFTER THE DATE WHEN THE OFFERING PROCEEDS AND THE CERTIFICATES REPRESENTING THE SHARES BEING OFFERED ARE RELEASED FROM THE RULE 419 ESCROW ACCOUNT, ALL DEALERS THAT EFFECT TRANSACTIONS IN OUR SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


               Shares Are Registered Only In the State of New York

     Our shares have been registered only in the State of New York. In order to purchase our shares, you must be a resident of the state of New York. We are not authorized to sell our shares in any other states until the shares have been registered or qualified for sale in additional states or unless an exemption is available and has been obtained. We will amend this prospectus to disclose any additional states in which the shares may be sold due to registration, qualification or otherwise.


                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Summary . . . . . . . . . . . . . . . . . . . . . . . .                      5

Risks of Investing in Our Securities. . . . . . . . . .                      7

          -    We have no operating history that
               you can use to evaluate us . . . . . . .                      7

          -    This offering will not be a
               significant source of operating
               cash and we will not be able to
               obtain additional financing until
               we complete a merger or
               acquisition. . . . . . . . . . . . . . .                      7

          -    You will not have access to your
               funds while they are held in the
               Rule 419 escrow account. . . . . . . . .                      7

          -    We will not complete a merger or
               acquisition unless 80% of investors
               in this offering reconfirm their
               investment in a reconfirmation
               offering required by Rule 419. . . . . .                      8

                                                                           PAGE
                                                                           ----

          -    If you reconfirm your investment,
               you will pay a cash price per share
               that is higher than the average
               cash price paid by our current
               stockholders . . . . . . . . . . . . . .                      8

          -    You will not be able to sell,
               pledge or transfer your shares
               while they are held in the Rule 419
               escrow account . . . . . . . . . . . . .                      8

          -    We do not have adequate management . . .                      8

          -    If we lose the services of John W.
               Martin, we may be unable to pay the
               fees of outside legal counsel. . . . . .                      8

          -    Your ability to resale our shares
               is limited by state law. . . . . . . . .                      9

          -    There is no assurance of a public
               market developing for our common
               stock. . . . . . . . . . . . . . . . . .                      9

          -    We expect a merger or acquisition
               transaction To result in a change
               in control and our current
               management will not have any power
               to influence us after a consummated
               merger or acquisition transaction. . . .                      9

          -    The absence of an underwriter in
               this offering substantially impacts
               our ability to complete this
               offering. . . . . . . . . . . . . . . . .                     9

          -    Our Rule 419 escrow account will
               not generate substantial interest
               income and we will keep the
               interest if our stockholders accept
               our reconfirmation offer. . . . . . . .                      10

This Prospectus Includes Forward-Looking
  Statements . . . . . . . . . . . . . . . . . . . . .                      11

This Offering is Subject to Securities and Exchange
  Commission Rule 419/ . . . . . . . . . . . . . . . .                      12

Dilution . . . . . . . . . . . . . . . . . . . . . . .                      16

Capitalization . . . . . . . . . . . . . . . . . . . .                      18

Selected Financial Data . . . . . . . . . . . . . . . .                     19

                                                                           PAGE
                                                                           ----


Plan of Operation . . . . . . . . . . . . . . . . . . .                     20

Use of Proceeds . . . . . . . . . . . . . . . . . . . .                     22

Dividend Policy . . . . . . . . . . . . . . . . . . . .                     22

Business . . . . . . . . . . . . . . . . . . . . . . .                      23

Management . . . . . . . . . . . . . . . . . . . . . .                      36

Equity Incentive Plan . . . . . . . . . . . . . . . . .                     39

Certain Relationships and
  Related Transactions . . . . . . . . . . . . . . . .                      41

Principal Stockholders . . . . . . . . . . . . . . . .                      43

Description of Securities . . . . . . . . . . . . . . .                     43

Certain Provisions of California
  Law and of our Articles of Incorporation
  and Bylaws . . . . . . . . . . . . . . . . . . . . .                      44

Shares Eligible for Future Sale . . . . . . . . . . . .                     45

Plan of Distribution . . . . . . . . . . . . . . . . .                      47

Legal Matters . . . . . . . . . . . . . . . . . . . . .                     49

Experts . . . . . . . . . . . . . . . . . . . . . . . .                     49

Where You Can Find More Information
  About Us . . . . . . . . . . . . . . . . . . . . . .                      49

Index to Financial Statements . . . . . . . . . . . . .                     F-1

                                     SUMMARY


ABOUT US

     We are a corporation organized under the laws of the State of California on June 19, 2000. We are a "blank check company." This means that we were specifically organized to operate as a vehicle to merge with, or acquire, an unidentified business or company. The primary purpose of this offering is not to raise capital. We are conducting this offering to make us a publicly held entity which is required to file periodic reports with the Securities and Exchange Commission.

     If we complete this offering, we believe that owners of privately-held companies will determine that a merger with, or acquisition by, us is an attractive alternative to conducting their own initial public offering (IPO). We have no present arrangements or understandings to merge with, or acquire, any specific private business or company. We can not provide any assurances that we will be able to consummate a merger with, or acquisition of, a privately-held company.


CORPORATE INFORMATION

     Our principal executive offices are located at the offices of our President, John W. Martin. The address of our principal executive offices is 5777 West Century Boulevard, Suite 1540, Los Angeles, California 90045. Our telephone number is (310) 342-6800.


THE OFFERING

     We are offering 1,000,000 shares of common stock at a price $0.02 per share. This offering is an "all or none offering." This means that if we do not sell all 1,000,000 shares within the time allotted to complete this offering, then this offering cannot be completed.


COMPLIANCE WITH RULE 419

     Since we are a "blank check company", we are required to conduct this offering in compliance with Securities and Exchange Commission Rule 419. As such, you have certain rights and will receive the substantive protection provided by Rule 419. To this end, the following guidelines will apply to this offering:

     (1) The shares purchased by you and other investors, and the subscription funds received in this offering, will be deposited and held in the Rule 419 escrow account until a merger or acquisition transaction with a privately-held company meeting specific criteria is completed.

     (2) Before a merger or acquisition transaction can be completed and before the subscription funds can be released to us and the shares can be released to you, we are required to update the registration statement of which this prospectus is a part with a post-effective amendment.

     (3) Within five days after the effective date of the post-effective amendment to the registration statement, we are required to furnish you with a prospectus containing the terms of a reconfirmation offer and information regarding the proposed merger or acquisition candidate and our business, including audited financial statements.

     (4) You will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to the registration statement to decide whether you wish to remain an investor in us or alternatively, have us return your investment.

     (5) If we do not complete an acquisition or merger transaction with a privately-held company meeting specific criteria within 18 months after the date of this prospectus, all of the subscription funds deposited in the Rule 419 escrow account must be returned to you along with any accrued interest. If the offering period for the shares is extended to its limit of 180 days, we will have only approximately 12 months in which to consummate a merger or acquisition transaction.

                      RISKS OF INVESTING IN OUR SECURITIES


     Our securities are extremely speculative and involve a very high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment decision to participate in this offering. You should not purchase our shares if you cannot afford to lose your entire investment.


WE HAVE NO OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US.

     We were incorporated in the state of California on June 19, 2000. We have conducted only organizational business and have no operating history. We have not made any attempts to negotiate or consummate a merger with, or acquisition of, a private company. Our sole officer and director does not have any direct experience with Rule 419-related transactions. We cannot give you assurances that our intended merger or acquisition activities will be successful or result in revenue or profit for us. Since we have not yet attempted to consummate a merger or acquisition of a private company, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

THIS OFFERING WILL NOT BE A SIGNIFICANT SOURCE OF OPERATING CASH AND WE WILL NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING UNTIL WE COMPLETE A MERGER OR ACQUISITION.

     As of October 31, 2001, we had $185 in cash which constituted all of our assets. Upon the sale of all of the shares in this offering, we will receive net proceeds of $20,000, all of which will be deposited in the Rule 419 escrow account. We will receive all of the proceeds from this offering in the event a merger or acquisition is consummated in accordance with Rule 419. The costs of conducting our business activities will be paid from cash on hand and from proceeds which we may borrow under a private credit facility we have with our principal stockholder. Assuming suitable prospects are identified, if ever, we may be unable to complete a merger or acquisition due to lack of funds. We believe it is unlikely that we will need additional funds beyond those that are currently available to us, but the need may arise if a potential merger or acquisition candidate insists we obtain additional capital. If we spend our available cash and are unable to obtain needed additional financing, we will be required to abandon our business plan and return all of the offering proceeds in the Rule 419 escrow account back to you.


YOU WILL NOT HAVE ACCESS TO YOUR FUNDS WHILE THEY ARE HELD IN THE RULE 419 ESCROW ACCOUNT.

     Subscriptions to purchase shares are irrevocable upon receipt and you will have no right to withdraw your money from the Rule 419 escrow account. If we are unable to locate a merger or acquisition candidate meeting our merger/acquisition criteria, you will have to wait 18 months from the date of this prospectus before your funds are returned to you. You will be offered the return of your funds held in the Rule 419 escrow account only at the time when a reconfirmation offering required to be conducted by Rule 419 is commenced. A reconfirmation offering will not commence until we execute an agreement to merge with, or acquire, a privately-held company.

WE WILL NOT COMPLETE A MERGER OR ACQUISITION UNLESS 80% OF INVESTORS IN THIS OFFERING RECONFIRM THEIR INVESTMENT IN A RECONFIRMATION OFFERING REQUIRED BY RULE 419.

     Rule 419 does not establish a fixed percentage of investors that must reconfirm their investment before a merger or acquisition transaction can be completed. In this offering however, we have established a relatively high reconfirmation threshold of 80%. What this means is that we will not consummate any proposed merger or acquisition with a potential candidate unless we can successfully convince you and a sufficient number of additional investors representing 80% of the proceeds derived from this offering to elect to reconfirm your investments. If we select a merger or acquisition candidate that is not acceptable to investors, the proposed merger or acquisition transaction will not be closed. Therefore, other investors may have the power to overrule your affirmative investment decision.


IF YOU RECONFIRM YOUR INVESTMENT, YOU WILL PAY A CASH PRICE PER SHARE THAT IS HIGHER THAN THE AVERAGE CASH PRICE PAID BY OUR CURRENT STOCKHOLDERS.

     Our current stockholders acquired their interest in us at an average cost per share of $0.003. If we successfully implement our business plan and you reconfirm your investment, you will pay $0.02 per share, an amount that is higher than the average cash price paid by our current stockholders.


YOU WILL NOT BE ABLE TO SELL, PLEDGE OR TRANSFER YOUR SHARES WHILE THEY ARE HELD IN THE RULE 419 ESCROW ACCOUNT.

     We will deposit the shares you purchase in this offering into the Rule 419 escrow account until we complete a merger or acquisition transaction. You will not be able to sell, pledge or transfer your shares until we have completed our reconfirmation offering unless such transfer is by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. This prohibition against the sale, pledge or transfer of the shares extends to any and all contracts for sale to be satisfied by delivery of the shares and sales of derivative securities to be settled by delivery of the shares.


WE DO NOT HAVE ADEQUATE MANAGEMENT.

     We have no employees other than our sole officer and director. Even upon completion of this offering, it is our intention to limit our employees to our sole officer, John W. Martin. Mr. Martin, who is our President, Chief Financial Officer, Secretary and Vice President - General Counsel, is engaged in other activities and will devote only about 10 hours per month to our activities. The devotion of only about 10 hours per month by Mr. Martin to our activities may severely hamper or prevent us from consummating a merger or acquisition transaction.


IF WE LOSE THE SERVICES OF JOHN W. MARTIN, WE MAY BE UNABLE TO PAY THE FEES OF OUTSIDE LEGAL COUNSEL.

     We expect that John W. Martin, who holds, in addition to other positions with us, the position of Vice President-General Counsel, will represent our company in connection with a merger or acquisition transaction and assist in drafting the required post-effective amendments to our registration statement. We will not pay any cash fees to Mr. Martin for his services to us as our General Counsel. If Mr. Martin fails to provide the required services in a timely manner, we in all likelihood will be unable to consummate a desired merger or acquisition transaction since we have insufficient funds to retain outside legal counsel to perform the required services.


YOUR ABILITY TO RESALE OUR SHARES IS LIMITED BY STATE LAW.

     Our shares can only be sold in the state of New York (although we are considering registering our shares in other states). You can only resell the shares in New York until a resale exemption is available in other states. Certificates for your shares will bear a legend with respect to such restriction on resales. Such restriction on resales will necessarily limit your ability to resell your shares.


THERE IS NO ASSURANCE OF A PUBLIC MARKET DEVELOPING FOR OUR COMMON STOCK.

     Our common stock has never been sold in a public market. Given the small size of this offering, the relatively minimal public float, and with current shareholders retaining 50% of our common stock after the offering, there is no likelihood of any active and liquid public trading market developing for our common stock. If such a market does develop, the price of our common stock may be volatile. Our shares of common stock will not qualify to trade on any exchange or on NASDAQ. If our common stock does actually trade, the only available market would be through a listing on the OTC Bulletin Board or in the "pink sheets". In the event there are only a few subscribers in this offering (fewer than 50 subscribers), it is likely that no market maker will be obtained and no public market for our common stock will ever develop. Thus, you run the risk that you may never be able to sell the shares you acquire in this offering.


WE EXPECT A MERGER OR ACQUISITION TRANSACTION TO RESULT IN A CHANGE IN CONTROL AND OUR CURRENT MANAGEMENT WILL NOT HAVE ANY POWER TO INFLUENCE US AFTER A CONSUMMATED MERGER OR ACQUISITION TRANSACTION.

     We expect that any merger or acquisition transaction that we engage in with a privately-held company will effectively result in the owners and management of the privately-held company having actual or effective operating control of us. After this change in control, the owners and management of the privately-held company will have the right to appoint their own officers and directors, and our current management will have no ability to influence future business decisions. After a change in control, our current management will not have any power to seek a market listing for our stock or take any other action to promote an active public market in our stock. If new management does not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.


THE ABSENCE OF AN UNDERWRITER IN THIS OFFERING SUBSTANTIALLY IMPACTS OUR ABILITY TO COMPLETE THIS OFFERING.

     We are selling the shares through our sole officer and director. We will not use the services of a professional securities underwriting firm in this offering. Our sole officer and director has limited experience in the offer and sale of securities on behalf of an issuer, and, consequently, he may be unable to effect the sale of all of the shares being offered in this offering.

OUR RULE 419 ESCROW ACCOUNT WILL NOT GENERATE SUBSTANTIAL INTEREST INCOME AND WE WILL KEEP THE INTEREST IF OUR STOCKHOLDERS ACCEPT OUR RECONFIRMATION OFFER.

     All funds placed in the Rule 419 escrow account may only be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. Investments of this nature typically yield far less than alternative investments and interests earned on funds placed in the Rule 419 escrow account are not expected to be substantial. If, for any reason, funds are returned to you from the Rule 419 escrow account, you will also receive your pro rata share of any interest that may have accrued with respect to your returned funds. You will then be required to include your pro rata share of any accrued interest received in your taxable income. If we negotiate a merger or acquisition transaction and you reconfirm your investment, your pro rata share of the interest earned in the Rule 419 escrow account will be retained by us and your tax basis in our shares will be increased by a like amount.

               THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS


     Many statements made or incorporated by reference in this prospectus are "forward-looking statements." These forward-looking statements include statements about:

     o    Our plan of operation and business strategies.

     o    Our ability to compete for acquisitions of private businesses.

     o    Our capital needs.

     o Our ability to execute our plan of operation and business strategies within the regulatory confinements of Rule 419.

     o    Other statements that are not historical facts.

     When used in this prospectus, the words "anticipate," "believe," "expect," "estimate," "intend" and similar expressions are generally intended to identify forward-looking statements. Since these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual forward-looking statements to differ materially from those expressed or implied by these forward-looking statements, including:

     o    Changes in general economic and business conditions.

     o    Actions of our competitors.

     o    The time and expense involved in development activities.

     o    Changes in our business strategies.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that they will be achieved. Except as we are required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                           THIS OFFERING IS SUBJECT TO
                   SECURITIES AND EXCHANGE COMMISSION RULE 419


AN INTRODUCTION TO RULE 419

     Historically, blank check companies such as ours have been used by fraudsters as instruments for fraud and manipulation in the penny stock market. In response, the Securities and Exchange Commission adopted Rule 419. Rule 419 prescribes special rules relating to registration statements filed with the Securities and Exchange Commission by blank check companies. We believe that the main goal of Rule 419 is to insure that public disclosure of material information relating to the activities of a blank check company is made on a timely basis. Overall, we believe that Rule 419 accomplishes this goal by:

          (1) Requiring, prior to the effective date of a blank check company registration statement, the public disclosure of information relating to the business to be acquired by a blank check company and the specific application of the proceeds to be received by a blank check company from the offering of its securities;

          (2) Placing limitations on the use of proceeds and distribution of securities by a blank check company until such disclosures have been made; and

          (3) Providing a right of rescission to purchasers of blank check company securities after full disclosure has been made relating to the blank check company's planned merger or acquisition activity and its proposed use of proceeds.

     We believe that when information on a company is difficult to find, the risk of market manipulation is great. Because Rule 419 attempts to insure that material information concerning blank check companies such as ours is provided to investors on a timely basis, we believe that Rule 419 represents a positive step in ridding the penny stock market of investment fraud. As a result, we intend to adhere closely to the requirements of Rule 419.

THE RULE 419 ESCROW ACCOUNT

     Rule 419 requires that the gross proceeds from this offering, less certain authorized deductions, as described below, be deposited into the Rule 419 escrow account. The Rule 419 escrow account must be maintained with either an "insured depository institution" or with a registered securities broker-dealer, acting as trustee for investors, and having a net capital under the Securities and Exchange Commission's rules of at least $25,000. For this offering, we have elected to establish and maintain the Rule 419 escrow account with Camden Securities, Inc., Los Angeles, California, a registered securities broker-dealer which has net capital in excess of $25,000.

     Rule 419 calls for all funds deposited into the Rule 419 escrow account to be invested in deposits as defined by the FDIC; securities that are direct obligations guaranteed as to principal or interest by the United States; or securities of a money market fund. All funds deposited into the Rule 419 escrow account, as well as any interest or dividends paid on such funds, are to be held for the sole benefit of all investors in this offering.

     Rule 419 requires that the shares which are to be issued to you in this offering are to be issued to you in your name. However, the shares are to be deposited into the Rule 419 escrow account and held for your benefit until their release is authorized. While in the Rule 419 escrow account, you are to have the right to vote the shares in accordance with California law. On the other hand, while the shares are in the Rule 419 escrow account, you may not transfer or otherwise dispose of the shares except by will, laws of descent and distribution or pursuant to a qualified domestic relations order.

DEDUCTIONS FROM THE RULE 419 ESCROW ACCOUNT

     Rule 419 permits us to deduct from the proceeds held in the Rule 419 escrow account cash to pay for underwriting commissions, underwriting expenses and dealer allowances incurred in the offering of the shares. In addition, Rule 419 allows us to receive from the Rule 419 escrow account up to ten percent (10%) of the deposited funds ($2,000).

     Because this offering is being conducted through our sole officer and director, and without the use of a professional underwriter or securities dealer, we do not expect to pay any underwriting commissions, expenses or dealer allowances. Further, we do not intend to request the release of any funds to us from the Rule 419 escrow account. As such, all funds deposited into the Rule 419 escrow account will be available for a merger or acquisition transaction.

THE MERGER OR ACQUISITION FAIR VALUE THRESHOLD

     Rule 419 requires that before your offering funds can be released to us and the shares can be released to you, we must execute an agreement for a merger or acquisition meeting certain specified criteria. The agreement must provide for a merger or acquisition in which the fair value of the business to be merged into, or acquired, represents at least 80% of the maximum offering proceeds to be received by us in this offering. For purposes of this offering, the fair value of any business to be involved in a merger or acquisition transaction with us must be at least $16,000 (80% of $20,000).

THE POST-EFFECTIVE AMENDMENT

     Once an agreement governing a merger or acquisition transaction meeting the required fair value criteria has been executed, Rule 419 requires us to update the registration statement of which this prospectus is a part with a post-effective amendment that includes the following:

          (1) Information relating to the business to be merged with, or acquired by, us, such as its specific business endeavors, the industry it operates in and its management.

          (2) Our financial statements, including the financial statements of the business to be merged with, or acquired by, us, and applicable pro forma financial information.

          (3) The results of this offering, including but not limited to information concerning the gross offering proceeds received by us and the specific amount, use and application of any funds disbursed to us.

          (4) The terms of the reconfirmation offer mandated by Rule 419, including but not limited to the terms pursuant to which you have the right to elect to remain an investor in us or to have your investment funds returned to you.

RECONFIRMATION OFFERING

     Within five business days after the effective date of the post-effective amendment, we are required to send you a copy of the prospectus contained in the post-effective amendment. You must be given no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that you elect to remain an investor in us.
If we have not received such written notification from you within 45 business days following the effective date of the post-effective amendment, the proportionate amount of the funds and any related interest or dividends held in the Rule 419 escrow account on your behalf will be returned to you within five
(5) business days by first class mail or other equally prompt means.

     Rule 419 does not establish a fixed percentage of investors that must provide us with written confirmation that they wish to remain an investor in us before we may complete a merger or acquisition transaction. However, in this offering, we have determined that we will not consummate any proposed merger or acquisition unless investors representing 80% of the proceeds derived from this offering elect to remain an investor in us.

RELEASE OF FUNDS AND SHARES FROM THE RULE 419 ESCROW ACCOUNT

     The offering proceeds in the Rule 419 escrow account will be released to us, and the shares in the Rule 419 escrow account will be released to you, only if within 18 months after the date of this prospectus, the following has occurred:

          (1) We have executed an agreement for a merger or acquisition which meets the required merger or acquisition fair value threshold;

          (2) We have filed the required post-effective amendment, and the post-effective amendment has been declared effective by the Securities and Exchange Commission;

          (3) We have satisfied all of the prescribed conditions of the reconfirmation offering; and

          (4) We have closed a merger or acquisition transaction with a business having a fair value of at least 80% of the maximum proceeds of this offering.

     If the above conditions are not satisfied within 18 months from the effective date of the registration statement, the funds in the Rule 419 escrow account must be returned to you by first-class mail or equally prompt means within five business days following that date.

POST RELEASE REQUIREMENTS

     Rule 419 requires us to furnish all of our security holders, within 90 days of the end of the relevant fiscal year, audited financial statements for the first full year of operations following a qualifying merger or acquisition transaction.

                                    DILUTION


     As of October 31, 2001, there were 1,000,000 shares of our common stock outstanding having a net tangible book value of $(292) or approximately $(.0003) per share. The net tangible book value for a company is calculated by subtracting from its total tangible assets all of its liabilities and intangible assets. The resulting number, when divided by the number of shares outstanding, yields net tangible book value per share.

     If we complete this offering, we will have 2,000,000 shares of common stock outstanding having a net tangible book value of approximately $19,708 or approximately $0.01 per share. The net tangible book value of each share of our common stock will have increased by approximately $0.01 per share to present stockholders, and decreased by approximately $0.01 per share to you.

     Dilution is a reduction in the book value of a subscriber's investment. It occurs when an offering of common stock is completed by a company, and immediately after the completion of the offering the net tangible book value of each share of the company's outstanding common stock falls below the purchase price paid for the shares in the completed offering. The following table illustrates the dilution to investors in this offering if we are successful in completing this offering:

Public offering price per share . . . . . . . . . . . . . . . . . . . . . $0.02

     Net tangible book value per
     share before offering . . . . . . . . . . . . . . . . . . . . . . .(.0003)

     Increase per share attributable to
     payment by investors in this offering . . . . . . . . . . . . . . . .$0.01

Pro forma net tangible book value
per share, after offering . . . . . . . . . . . . . . . . . . . . . . . . .0.01

Dilution per share to new
investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $0.01

     The following table presents you with information on the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by our present stockholders, and the comparative amounts paid for the shares of common stock by public investors as compared to the total cash consideration paid by our current stockholders.


                        SHARES PURCHASED TOTAL CONSIDERATION  AVERAGE PRICE
                        ---------------- -------------------
                        NUMBER     PERCENT    AMOUNT  PERCENT  PAID PER SHARE
                        ------     -------   -------  -------  --------------

Existing Stockholders. .1,000,000     50%    $ 3,000      13%         $0.003
New Investors . . . . . 1,000,000     50%    $20,000      87%          $0.02

    TOTAL . . . . . . . 2,000,000    100%    $23,000     100%
                                     ====    =======    =====

     We have reserved an aggregate of 1,000,000 shares of common stock for purchase by our officers, directors, employees and consultants pursuant to the terms of our Equity Incentive Plan. The issuance of shares of common stock in accordance with the terms of the Equity Incentive Plan will result in further dilution of your interests if at the time of issuance of any shares of common stock under the Equity Incentive Plan, our net tangible book value per share is greater than the issue price of those shares.

                                 CAPITALIZATION


     The following table sets forth our actual capitalization as of October 31, 2001. This table should be read in conjunction with our financial statements which are included in this prospectus.


                                                     AS OF OCTOBER 31, 2001
                                                          (UNAUDITED)
                                                     ----------------------

Stockholders' equity (deficit):
  Common Stock, no par value,
   50,000,000 shares authorized;
   1,000,000 shares outstanding . . . . . . . . . . .       $ 3,000

  Preferred Stock, no par value,
  10,000,000 shares authorized; no
  shares outstanding . . . . . . . . . . .. . . . . .        ------

 Accumulated deficit in
  development stage. . . . . . . . . . .. . . . . . .        (3,292)

  Total stockholders' equity . . . . . . . . . . . .        $  (292)

  Total capitalization . . . . . . . . . . .. . . . .       $ 3,000
                                                            ========

                             SELECTED FINANCIAL DATA


     The following table sets forth selected financial data and other operating data for us. The statement of operations and balance sheet information set forth below as of December 31, 2000 and for the period from June 19, 2000 (date of inception) to December 31, 2000, are derived from our financial statements. Our financial statements for the period from June 19, 2000 (date of inception) to December 31, 2000 have been audited by Lucas, Horsfall, Murphy & Pindroh, LLP, independent certified public accountants. These financial statements, along with a report from our auditors relating to the financial statements, are included elsewhere in this prospectus.

     The selected data for the ten months ended October 31, 2001 are derived from our unaudited financial statements. We believe that we have made all adjustments to our unaudited financial statements that are necessary to fairly present these financial statements.

     The information included in the following table should be read in conjunction with the financial statements and associated notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period.


                                    JUNE 19, 2000       TEN MONTHS ENDED
                                (DATE OF INCEPTION) TO  OCTOBER 31, 2001
                                   DECEMBER 31, 2000     (UNAUDITED)
                                 ---------------------  ----------------

STATEMENTS OF OPERATIONS DATA:

Interest income . . . . . . . . .              $    0           $     3
Expenses. . . . . . . . . . . . .                 231             3,064
Income (loss) . . . . . . . . . .                (231)           (3,061)

Weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding. . . . . . . . . . .             300,000         1,000,000

BALANCE SHEET DATA:

 Working capital (deficit). . . .              $  769              (292)
 Total assets . . . . . . . . . .               1,000             2,185
 Stockholders' equity (deficit) .                 769              (292)

                                PLAN OF OPERATION


     We are a development stage entity, and have neither engaged in any operations nor generated any revenue to date. Our cash expenses to date, which have been funded by our current sole shareholder and management, are approximately $2,834.

     During the 12-month period beginning immediately after completion of this offering, we intend to carry out three principal objectives:

          (1) enter into an agreement for the merger with, or acquisition of, a privately-held company which will provide us with long-term potential growth and which will increase stockholder value;

          (2)  satisfy all of the requirements of Rule 419; and

          (3)  successfully close the desired merger or acquisition transaction.

     We believe that substantially all of the expenses that we will incur in carrying out our principal objectives will be from our efforts to identify a suitable merger or acquisition candidate and from our efforts to close a merger or acquisition transaction. We do not expect these expenses to be significant. We believe that it will be possible for us to seek out and evaluate companies that we may acquire, or merge with, without incurring significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, transfer agent fees and printing costs.

     All expenses that we incur in conducting our planned activities will be funded from cash on hand, or if additional funds are required, by loans from our current sole shareholder. In this regard, on January 29, 2001, we established a private credit facility with Brighton Street Advisory, L.L.C., our principal shareholder, in order to assist in funding our cash requirements until a merger or acquisition transaction is closed.

     The Private Credit Agreement establishing the private credit facility provides for revolving credit loans up to $15,000. Each borrowing under the private credit facility must be in an aggregate amount of not less than $1,000 and in integral multiples of $1,000 in excess thereof. Borrowings under the Private Credit Agreement are unsecured. We are not required to make principal and interest payments prior to December 31, 2002. Interest on amounts outstanding is calculated based on interest rates determined at the time of borrowing. Borrowings bear interest at the higher of ten percent (10%) per annum or five percent (5%) over the San Francisco Federal Reserve Bank's rate for advances made to member banks under sections 13 and 13a of the Federal Reserve Act prevailing on the twenty-fifth day of the month prior to the date of a borrowing. As of October 31, 2001, there were no borrowings outstanding under the Private Credit Agreement.

     We expect that any loans made to us through the private credit facility with our sole shareholder will be repaid from cash generated from our operations after we have merged with or acquired, a privately-held company. We will not repay any loans made to us through the private credit facility from the proceeds of this offering.

     We believe that our cash reserves combined with our private credit facility will provide us with sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the Rule 419 escrow period.

     You should be aware that while we presently anticipate that we will be able to consummate a desired merger or acquisition transaction which adheres to the criteria established by Rule 419, we may determine at a later date that a desired merger or acquisition transaction requires additional funds. If we make such a determination, we may seek such additional financing through loans, issuance of additional securities or through financing arrangements. No such financial arrangements currently exist, and we can provide no assurances that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to us. As a purchaser of our shares, you will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing.

     You should be further aware that while we anticipate that we will accomplish our principal objectives, at this time, neither our sole officer, director and promoter, nor any of his affiliates or associates, have had any preliminary contact or discussions with, and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction with us.

                                 USE OF PROCEEDS


     The gross proceeds of this offering will be $20,000. Pursuant to Rule 419, after all of the shares are sold, 10% of the offering proceeds ($2,000) may be released from the Rule 419 escrow account to us. However, we do not intend to request the release from the Rule 419 escrow account of any of the offering proceeds to us. We will receive the offering proceeds deposited in the Rule 419 escrow account if a merger or acquisition transaction is consummated by us in accordance with Rule 419.

USE OF PROCEEDS                  AMOUNT          PERCENTAGE TOTAL
---------------                 -------          ----------------

Escrowed funds pending          $20,000               100%
consummation of a
merger or acquisition
transaction (1)

----------------

     (1) No portion of the offering proceeds will be expended to merge with, or acquire, a business. The offering proceeds will be transferred to the merged with, or acquired, business when a merger or acquisition transaction is effected. The offering proceeds must be deemed uncommitted at this time in that expenditures of these funds for an identifiable business purpose have not been determined and are not set forth.

     We anticipate that after consummation of a merger or acquisition transaction, there will be a change in our management. Our new management may decide to change the policies as to the use of the proceeds from this offering.


                                 DIVIDEND POLICY

     We have never paid or declared any cash dividends on our common stock and do not intend to pay any dividends on our common stock prior to completing a merger or acquisition transaction. Even after the completion of a merger or acquisition transaction, we intend to retain any earnings to finance the development and expansion of our business. Payment of dividends, if any, on our common stock in the future will be subject to our discretion and will depend on our earnings, financial condition, capital requirements and other relevant factors.

                                    BUSINESS


AN OVERVIEW OF OUR PROPOSED BUSINESS

     We were organized under the laws of the State of California on June 19, 2000. We are a blank check company. We were organized for the sole purpose of becoming a public company with no liabilities and operating history, and which is required to file periodic reports with the Securities and Exchange Commission. Our business goal is to increase stockholder value by consummating a merger with, or acquisition of, a privately-held company where the expected market value of the stock of the combined companies will be greater than the offering price of our shares.

THE BUSINESS OPPORTUNITY THAT WE PRESENT

     We believe we provide a cost-effective method for private businesses to "go public" without undertaking an initial public offering (IPO). Most private businesses that decide to go public do so because they need to raise capital for operations or expansion. In cases where the primary motive for "going public" is a current need for capital, an IPO is generally the best method for accomplishing this goal.

     However, raising capital is not the only reason that private businesses decide to go public. In our experience, other reasons that a business entity may decide to become a publicly traded company include:

     -    Providing increased liquidity for its principals.

     - Facilitating or implementing the terms on which additional equity financing may be sought.

     - Creating an "alternative currency" (i.e., publicly traded shares) that can be used for acquisitions.

     - Facilitating the creation of stock option plans or similar employee benefit plans in order to attract and retain key employees.

     -    Fulfilling a retirement strategy for its owners.

     We believe that private businesses wishing to go public without raising capital may choose to accomplish this goal by engaging in a merger or acquisition transaction with a blank check company such as ours which:

          (a)  has no prior operations;

          (b) will be able to offer a controlling interest to the owners of a private business;

          (c) has a substantial number of stockholders and a relatively even distribution of stock ownership; and

          (d) is required to file periodic reports with the Securities and Exchange Commission under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934.

     It is generally believed that the benefits of going public through a merger or acquisition transaction with a blank check company such as ours, as opposed to an IPO, are as follows:

     o    The costs are significantly less than the costs required for an IPO.

     o The time required to complete a merger or acquistion transaction with a blank check company is considerably less than for an IPO.

     o Additional risks are involved in an IPO in that the IPO may be withdrawn due to an unstable market condition even after most of the up-front costs have been expended.

     o    IPOs generally require greater attention from top management.

     o While an IPO requires a business to have a relatively long and stable earnings history, the lack of an earnings history does not normally keep a privately-held company from completing a merger or acquisition transaction with a blank check company.

     o    The privately-held company does not require an underwriter.

     o    There is less dilution of ownership control.


MANNER OF MERGER OR ACQUISITION TRANSACTION THAT WE WILL ENGAGE IN

General Structure

     We believe that the structure of the merger or acquisition transaction that we are most likely to engage in with a privately-held company will entail us entering into an agreement that requires us to issue a substantial majority of our voting common stock to the owners of a privately-held company in exchange for all of their shares held in the privately-held company. The transaction will effectively result in the owners and management of the privately-held business having actual or effective operating control of us, with our shareholders continuing only as minority, passive investors. This type of transaction is popularly known as a "reverse merger" or "reverse acquisition." It is referred to as a reverse merger or reverse acquisition because, although for legal purposes, we will acquire the privately-held company, the transaction can be viewed as if we are acquired by the privately-held company due to the fact that the former owners of the privately-held company will own a substantial majority of our voting common stock after the transaction.

     The Securities and Exchange Commission considers a reverse merger/acquisition transaction to be a capital transaction in substance, rather than a business combination. That is, the transaction will be equivalent to the issuance of stock by the privately-held company for our net monetary assets, accompanied by a recapitalization. As a result, the post-reverse merger/acquisition comparative historical financial statements for us will be those of the privately-held company, with appropriate footnote disclosure concerning the changes in the capital structure of the privately-held company effected at the reverse merger/acquisition transaction date.

Federal Tax Implications

     The reverse merger/acquisition transaction that we are expected to engage in with a privately-held company will involve the sale or exchange of our voting common stock for the stock of the privately-held company held by its owners.

     Generally, gains from the sale or exchange of stock are subject to federal taxation. However, the Internal Revenue Code allows tax-free treatment for certain types of corporate acquisition transactions. The theory behind permitting corporate acquisitions without imposition of tax lies in the assumptions that the acquiring corporation will substantially continue the business of the acquired corporation and that the owners of the acquired corporation will retain an ownership interest in the acquirer. Neither the corporations nor their shareholders will be subject to tax if these assumptions are indeed facts since the transaction will be viewed as a continuation of the business in a modified form by substantially the same owners rather than the sale of a business to an unrelated party. For purposes of tax law alone, the various forms of tax-free acquisitions are referred to as "reorganizations."

     We believe that the owners of a privately-held company will find us to be an attractive merger or acquisition partner if the merger or acquisition transaction that we effectuate is designed so as to constitute a tax-free reorganization. Therefore, we will endeavor to structure the reverse merger/acquisition transaction to meet the tax-free reorganization provisions of
Section 368(a)(1) or Section 351 of the Internal Revenue Code. To meet the requirements of Section 368(a)(1) or Section 351 of the Internal Revenue Code, it will probably be necessary for us to issue to the owners of the privately-held business 80% or more of our voting common stock. In such event, our shareholders, including investors in this offering, would retain less than 20% of our issued and outstanding shares of common stock.

     We expect that we will be successful in structuring a reverse merger/acquisition transaction with a privately-held company as a reorganization. As such, we believe that the exchange of stock in a priavely-held company which is held by its owners for our stock will be exempted from taxation by the Internal Revenue Code.

Securities Law Implications

     We anticipate that when we issue our securities to the owners of an acquired privately-held company, our securities will be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the reverse merger/acquisition transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our common stock may have a depressive effect on such market.

LOCATING AND SELECTING A MERGER OR ACQUISITION PARTNER

     We believe that for us, the best merger or acquisition partners will be those privately-held companies that have decided on their own to "go public" through the use of a reverse merger/acquisition transaction, and are actively seeking out a blank check company such as ours to consummate such a transaction with. We further believe that such companies will not seek us out unless they know of our existence and are informed in detail of the business opportunity that we present.

     In this regard, we will design and execute a publicity campaign which we refer to as the "Reverse M&A Partnering Publicity Campaign". We will use the Reverse M&A Partnering Publicity Campaign to showcase us and the business opportunity that we present. The Reverse M&A Partnering Publicity Campaign will include:

     - Preparation of a publicity strategy that targets audiences likely to generate partnering opportunities, and a publicity and promotions plan that communicates an appealing message to targeted decision makers.

     - Preparation of an information/media kit designed to showcase us and our partnering opportunity, which information/media kit may include a copy of this prospectus and one or more discussion papers prepared by us outlining certain corporate, tax and securities law aspects of reverse merger/acquisition transactions.

     - Development of a reverse M&A contact list of broker-dealers, investment bankers, venture capitalist and other members of the financial community likely to find us and our business opportunity as being capable of meeting the needs of their clients, associates and contacts.

     - Implementation of the Reverse M&A Partnering Publicity Campaign by distributing the information/media kit to all persons listed on the reverse M&A contact list and arranging for follow-up discussions to address any questions that may not have been answered in the information/media kit.

     We believe that the Reverse M&A Partnering Publicity Campaign will result in us being presented with a number of privately-held companies seeking to effectuate a reverse merger/acquisition transaction with us. However, we have not implemented our Reverse M&A Partnering Publicity Campaign and therefore we cannot assure you that it in fact will result in us being presented with any privately-held companies seeking to consummate a reverse merger/acquisition transaction with us.

     Prior to considering a reverse merger/acquisition transaction with any privately-held company, we intend to request that we be provided with written materials regarding the privately-held company containing such items as the following:

          o    a description of products, service and company history;

          o    management resumes;

          o    financial information;

          o available projections with related assumptions upon which they are based;

          o    an explanation of proprietary products and services;

          o evidence of existing patents, trademarks or service marks or rights thereto;

          o    present and proposed forms of compensation to management;

          o a description of transactions between the privately-held company and its affiliates during relevant prior periods;

          o    a description of present and required facilities;

          o    an analysis of risks and competitive conditions;

          o    a financial plan of operation and estimated capital requirements;

          o    audited financial statements; and

          o    other information deemed relevant.

     As part of our "due diligence" investigation, our sole officer and director intends to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources.

     The analysis of any privately-held companies will be undertaken by our sole officer and director, or by one or more of our affiliates. In this regard, on January 22, 2001, we entered into an Advisory Services Agreement with Brighton Street Advisory, L.L.C., an affiliate. Under the Advisory Services Agreement, Brighton Street Advisory, L.L.C. has agreed to advise and assist us in effectuating a reverse merger/acquisition transaction.

     In analyzing a company for its potential as a reverse merger/acquisition candidate, our management intends to consider, among other relevant matters, the following factors:

     - Potential for growth, indicated by new technology, anticipated market expansion or new products.

     - Competitive position as compared to other firms of similar size and experience within the privately-held company's industry segment as well as within the industry as a whole.

     - Strength and diversity of management, either in place or scheduled for recruitment.

     - Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.

     - The extent to which the business of the privately-held company can be advanced.

     - The regulatory environment within the privately-held company's industry.

     - The market performance of equity securities of similarly situated companies in the privately-held company's industry.

     The time, effort and expense required to evaluate a privately-held company for a reverse merger/acquisition transaction with us and to effectuate such a transaction cannot be predicted with any degree of accuracy. We do not have any full-time employees at the date of this prospectus. Our sole officer and director acts as a part-time employee and is not required to devote any specific amount of time to our business. Other than a Private Credit Agreement that we entered into with Brighton Street Advisory, L.L.C. on January 29, 2001, we have no preliminary plans, proposals, arrangements or understandings with any party to borrow funds to increase the amount of capital available to us for the purpose of assisting in the consummation of a reverse merger/acquisition transaction. If our sole officer and director is unable to devote adequate time to investigation, due diligence and negotiations, or if we do not have enough capital available to us for the purpose of consummating a reverse merger/acquisition transaction, we may be unable to identify a suitable target, negotiate a reverse merger/acquisition transaction and comply with the requirements of Rule 419 in a timely manner.

     As a general corporate policy, we will not merge with or acquire a business or company in which our promoters or management, or their affiliates or associates, have, directly or indirectly, an ownership interest. Our sole officer and director, and his affiliates, have agreed to comply with this policy. We are unaware of any circumstances under which this policy may be changed.

     We have not approached and have not been approached by any person or entity with regard to any specific proposed reverse merger/acquisition transaction with us. If at any time prior to the completion of this offering, we in fact do enter into negotiations with a candidate for a reverse merger/acquisition transaction with us and such a transaction becomes probable, then this offering will be suspended so that an amendment to the registration statement of which this prospectus is a part can be filed. Such an amendment will include financial statements (including balance sheets, statements of income, and statements of cash flow and stockholders' equity) of the reverse merger/acquisition candidate, thereby allowing investors in this offering the opportunity to evaluate the probable reverse merger/acquisition transaction.

SPECIAL CORPORATE POLICIES RELATING TO MERGERS AND ACQUISITIONS

     We are very sensitive to the fact that historically blank check companies such as ours have been used by fraudsters to promote fraud in the penny stock market. Management is committed to ensuring that we are never used for such a purpose. To this end, we have adopted the following special corporate policies that will be adhered to without change:

          o No Reverse Merger/Acquisition Transaction With a Company Whose Owners Have a History of Securities Violations. We will not engage in a reverse merger/acquisition transaction with a privately-held company whose owners, principals and/or managers have a history of violating federal and/or state securities laws.

          o No Reverse Merger/Acquisition Transaction With a Company Affiliated With Certain Broker-Dealers or Investment Banking Firms. We will not engage in a reverse merger/acquisition transaction with a privately-held company which has retained, or which expects to retain after consummation of a reverse merger/acquisition transaction with us, a broker-dealer or investment banking firm which has a history of disciplinary actions or complaints relating to securities fraud or engaging in high pressure sales tactics. Further, any agreement that we enter into for the purpose of effectuating a reverse merger/acquisition transaction will require the principals of the subject privately-held company to covenant that they will not, after consummation of the reverse merger/acquisition transaction, retain any broker-dealer or investment banking firm which has a history of disciplinary actions or complaints relating to securities fraud.

          o No Paid Promoters. Any agreement that we enter into for the purpose of effectuating a reverse merger/acquisition transaction will require the principals of the subject privately-held company to covenant that they will not, after consummation of the reverse merger/acquisition transaction, pay consultants and stock promoters to recommend or tout our stock.

          o Corporate Communications Policy. Any agreement that we enter into for the purpose of effectuating a reverse merger/acquisition transaction will require the principals of the subject privately-held company to covenant that they will cause us to adopt a corporate communications policy which will provide for the involvement of competent securities counsel to ensure that all corporate communications (such as press releases) conform with federal securities laws.

          o Periodic Filings With the Securities and Exchange Commission. Any agreement that we enter into for the purpose of effectuating a reverse merger/acquisition transaction will require the principals of the subject privately-held company to covenant that they will cause us, after consummation of the reverse merger/acquisition transaction, to stay current in our periodic filings with the Securities and Exchange Commission.

          o Independent Board of Directors. Any agreement that we enter into for the purpose of effectuating a reverse merger/acquisition transaction will require the principals of the subject privately-held company to covenant that they will cause, within 120 days after consummation of the reverse merger/acquisition transaction, our board of directors to consist of a majority of independent directors.

          o Establishment of Audit and Compensation Committees. Any agreement that we enter into for the purpose of effectuating a reverse merger/acquisition transaction will require the principals of the subject privately-held company to covenant that they will cause, within 120 days after consummation of the reverse merger/acquisition transaction, our board of directors to establish an Audit Committee (which will oversee our internal accounting and operational controls as well as our financial and regulatory reporting) and a Compensation Committee (which will review and approve compensation policy, executive salaries and stock option awards).

          o Participation in Seminar on Public Companies. As a condition to the closing of any reverse merger/acquisition transaction, we will require the principals of the subject privately-held company to attend a seminar on public companies conducted by the Law Office of

               John W. Martin. The seminar will be designed to acquaint the principals of the privately-held company with the new responsibilities applicable to their company and themselves arising under the federal securities laws as a result of the reverse merger/acquisition transaction.


BUSINESS DIVERSIFICATION IS UNLIKELY

     In the event we are successful in identifying and evaluating a suitable privately-held company for a reverse merger/acquisition transaction, we will in all likelihood be required to issue a substantial majority of our common stock in a reverse merger/acquisition transaction. Due to the fact that our capitalization is limited and the issuance of additional common stock will result in a dilution of interest of our present and prospective stockholders, it is unlikely we will be capable of negotiating more than one merger or acquisition. Consequently, our lack of diversification may subject us to economic fluctuation within a particular industry. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

VALUATION OF MERGER AND ACQUISITION CANDIDATES

     In valuing a privately-held company that is a candidate for a reverse merger/acquisition transaction, our board of directors intends to apply what we believe are the two primary valuation concepts used by the financial investment community to determine the value of a company. These two valuation concepts are intrinsic financial value and acquisition value.

   Intrinsic Financial Value

     Intrinsic financial value captures the discounted present value of the free cash flows generated by the assets of a business as a going concern plus a terminal value of the business, also discounted to the present at an appropriate discount rate. Thus, intrinsic valuation looks at a time series of financial flows over a certain period and attempts to estimate what a purchaser would pay for these cash flows from a purely financial point of view. The discounted cash flow (DCF) methodology used to arrive at this value is necessarily predicated on a series of assumptions about the nature of the cash flows and a judgment as to the appropriate rate at which to discount these flows.

     Our sole officer and director will determine the character of the assumptions used by a privately-held company concerning the nature of any cash flows by considering the following factors related to the privately-held company:

     -    Unit growth rate of sales.
     -    Rate of price increases.
     -    Cost of goods sold as a percentage of sales.
     -    Depreciation as a percent of net fixed assets.
     -    Selling, general, and administrative expenses as a percent of sales.
     -    Effective tax rate.

     -    Working capital required as a percentage of sales.
     -    Net fixed assets required as percentage of sales.
     -    Inflation.
     -    Industry size and unit growth rate.
     -    Market share changes within the industry.

   Acquisition Value

     The acquisition value of a company, which may differ significantly from its intrinsic financial value, seeks to look to other transactions in the same industry in order to establish valuation benchmarks in terms of paid multiples on financial criteria such as earnings, cash flow, book value, and so forth. Unlike intrinsic financial value, the acquisition value technique does not focus on the assumptions of the current or prospective owner about the future. Instead, such multiples represent an index of recent market prices paid by other acquirors and accepted by other sellers.

     Based on his analysis, our sole officer and director will reach a conclusion concerning the fair market value of a privately-held company. He will then attempt to negotiate a reverse merger/acquisition transaction that maximizes shareholder value. Our sole officer and director may retain independent experts to assist in the evaluation of a privately-held company but he is not required to do so.

     The valuation of a privately-held company is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our sole officer and director is not an expert in investment banking or the evaluation of businesses. We can give you no assurance that our sole officer and director will be able to accurately assess the value of a particular privately-held company that is a candidate for a reverse merger/acquisition transaction with us. We can give you no assurance that our sole officer and director will be able to negotiate a reverse merger/acquisition transaction on terms that are advantageous to our stockholders. If a reverse merger/acquisition transaction is concluded, we can give you no assurance that the stock of the combined companies will ever achieve a market price that is in line with the value determined by our sole officer and director.

COMPETITION

     We will compete with other blank check companies that have a business objective similar to ours. Some of our competitors are the remains of failed or discontinued businesses. As failed or discontinued businesses, these blank check companies have ceased their day-to-day operations but have maintained their public corporate structure. Some of our competitors are blank check companies that publicly distributed shares without attempting to comply with Rule 419. Some of our competitors file reports with the Securities and Exchange Commission, and some do not. Some of our competitors have securities that trade in the over-the-counter securities markets, and some do not.

     We believe that the principal competitive factors in our business may be summarized as follows:

Speed in Completing Transaction  Blank check companies that are able to consummate  merger or acquisition
                                 transactions quickly are more attractive to owners of privately-held companies than those blank check companies that must move more slowly to consummate a transaction.

Control Status                   Blank check companies that can offer a
                                 controlling interest to the owners of a
                                 privately-held company are more attractive
                                 than blank check companies that cannot
                                 implement a change in control.

Trading Status                   Blank check companies that are listed for
                                 trading or eligible for immediate listing
                                 are generally more attractive than blank
                                 check companies that will be required to
                                 pursue a listing at a future date.

Available Resources              Blank check companies that have available
                                 resources, particularly cash resources, are
                                 generally more attractive than blank check
                                 companies that have no available resources.

Prior Operations                 Blank check companies that have no prior
                                 operations are generally more attractive
                                 than blank check companies that have prior
                                 operations and the potential for contingent
                                 liabilities.

Stock Distribution               Blank check companies that have a
                                 substantial number of existing stockholders
                                 and a relatively even distribution of stock
                                 ownership are generally more desirable than
                                 blank check companies that have a small
                                 number of stockholders, or a few
                                  stockholders who control large blocks of
                                 stock.

     We believe that our inability to meet some of the factors listed above may place certain limitations on our competitive position and may give others an advantage in pursuing privately-held companies for reverse merger/acquisition transactions. For example, our obligation to file a post-effective amendment to our registration statement and conduct a reconfirmation offering will prevent us from consummating a reverse merger/acquisition transaction as quickly as a competitor that is not subject to Rule 419. This fact may place us at a competitive disadvantage in negotiating a reverse merger/acquisition transaction.

EMPLOYEES

     Other than John W. Martin, our sole officer, we currently have no employees. Mr. Martin is engaged in business activities outside of us, and the amount of time he will devote to our business will only be approximately 5% of his work week.

FACILITIES

     We are currently using the office of our sole stockholder as our office.
We are using this office on a rent-free basis. This arrangement is expected to continue until we have successfully completed a merger or acquisition transaction. There is currently no written agreement with our principal stockholder that memorializes the arrangement that we have with it for the use of our office. We presently own no equipment, and do not intend to own any upon completion of this offering.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

     We have filed a Form SB-2 registration statement with the Securities and Exchange Commission for this offering. Immediately upon effectiveness of our registration statement, we will also file a Form 8-A registration statement to register our common stock under the Securities Exchange Act of 1934. As such, we have, or will have, certain reporting obligations pursuant to the Securities Exchange Act of 1934, including the requirement that we file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

     We will not effectuate a reverse merger/acquisition transaction with any privately-held company if audited financial statements prepared in accordance with generally accepted accounting principals (GAAP)cannot be obtained for such privately-held company. Our management will provide you with audited financial statements of a privately-held company as part of the materials sent to you in order for you to assess the privately-held company for purposes of voting on a proposed merger or acquisition transaction. While this may limit the pool of potential companies and businesses with which we may effectuate a reverse merger/acquisition transaction, we believe that the requirement of having available audited financial statements for a privately-held company will not have a material adverse effect on the pool of potential companies and businesses available for a reverse merger/acquisition transaction.

     The nature of the merger or acquisition transaction that we expect to engage in with a privately-held company will require us to issue a substantial majority of our voting common stock to the owners of a privately-held company in exchange for all of their shares held in the privately-held company.

     Although not planned at this time, it may be possible that we will engage in a merger or acquisition transaction in which the equity securities of a privately-held company are issued to the holders of our securities as part of an exchange of the privately-held company's equity securities for our shares. If we were to engage in this type of transaction, the privately-held company issuing equity securities to our shareholders would be required to publicly disclose information about itself in a Securities and Exchange Commission filing known as a "Form 8-K Current Report", and would succeed us in our reporting obligations under the Securities Exchange Act of 1934. This type of transaction is referred to as a "back door" registration since the privately-held company would become a reporting company under the Securities Exchange Act of 1934 by filing information about itself under cover of Form 8-K rather than Form 10, 10-SB or 8-A.

     In "back door" registration situations, the Securities and Exchange Commission takes the position that the former non-reporting privately-held company must provide in its Form 8-K filing the same level of information as required by Form 10 and Form 10-SB. Further, the Securities and Exchange Commission treats Form 8-K "back door" filings in the same way it treats Form 10 and Form 10-SB filings by subjecting them to its standards of review selection and issuing substantive comments on the sufficiency of the disclosures presented. Thus, any privately-held company which engages in a merger or acquisition transaction with us which results in a "back door" registration on Form 8-K will be required to disclose extensive information about itself under the cover of Form 8-K.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

     Our sole director and executive officer and his age as of the date of this prospectus is set forth below:

NAME                        AGE          POSITION(S) HELD
--------------------------  ---  ---------------------------------
John W. Martin               43  Chairman of the Board, President,
                                 Chief Financial Officer,
                                 Secretary, Vice President-
                                 General Counsel and
                                 Director

     John W. Martin, our Chairman of the Board, President, Chief Financial Officer, Secretary, Vice President-General Counsel and a Director will devote approximately 10 hours a month of his time to our affairs.

     Mr. Martin is also the sole proprietor of the Law Office of John W. Martin, a Los Angeles-based law firm specializing in corporate and securities law and mergers and acquisitions. Mr. Martin has been the sole proprietor of the Law Office of John W. Martin since May of 1990. From November of 1987 to May of 1990, Mr. Martin was an associate attorney with the Chicago-based law firm of Baker & McKenzie, where he specialized in corporate and securities law.

     In his over 17 years as a counselor and advisor to business organizations, Mr. Martin has:

          o Advised start-up corporations and other business ventures in their formation, organization and initial and secondary capitalization.

          o Advised corporations with respect to the public offering of their debt and equity securities, including but not limited to, the preparation of applicable registration statements under the Securities Act of 1933, as amended (the "Securities Act").

          o Advised corporations in the structuring of strategic alliances such as joint ventures, distribution arrangements and agency agreements.

          o Advised business entities in the area of mergers and acquisitions, including the negotiation and preparation of merger and acquisition agreements as well as the rendering of advice on the effect of U.S. antitrust laws on various mergers and acquisitions.

          o    Prepared corporate business and strategic plans.

          o    Prepared marketing plans.

          o Advised business organizations on branding plan development and intellectual property management.

          o Assisted in establishing internal control systems for corporate accounting and finance departments.

     Mr. Martin holds a BA degree from Lake Forest College and a JD degree from the University of California at Davis. Mr. Martin is a member of the State Bar of California.

BOARD OF DIRECTORS

     Our board of directors consists of one authorized member. The terms of the board of directors will expire at the next annual meeting of stockholders.

     None of our directors will receive compensation for service on our board of directors or committees. Our directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings.

CONFLICTS OF INTEREST

     Our proposed business raises potential conflicts of interest between us and our sole officer and director, John W. Martin. We have been formed for the purpose of locating suitable business opportunities in which to participate.
Mr. Martin will not be devoting his full time to us. Further, he is engaged in various other business activities such as the private practice of law. From time to time, in the course of such other activities, Mr. Martin may become aware of acquisition or merger opportunities and may be faced with the issue of whether to involve us in such opportunities.

     It is our position that Mr. Martin is generally required to bring business opportunities to us insofar as they relate to business opportunities in which we have expressed an interest. Because our business is to locate a suitable business to merge with or acquire, we believe that Mr. Martin is required to bring any merger or acquisition opportunities to us. Potential conflicts may arise if Mr. Martin does not disclose to us potential merger or acquisition opportunities that he may become aware of while participating in business activities unrelated to us.

     Mr. Martin may organize other companies as blank check companies in the future and offer their securities to the public. Mr. Martin may have conflicts in the event that another blank check company that he is associated with is actively seeking the acquisition of businesses that are identical or similar to those that we may seek, should we complete this offering.

     In order to deal with any potential conflicts of interests that may develop between us and any other blank check companies that Mr. Martin may become associated with, we have adopted the following guidelines:

          (1) A conflict will not be present as between us and another blank check company associated with Mr. Martin if, before we begin seeking acquisition or merger opportunities, such other blank check company:

               (a) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business; and

               (b) ceases its search for additional businesses identical or similar to those we may seek.

          (2) A conflict will not be present to the extent that potential business opportunities are appropriate for us but not for another affiliated blank check company affiliated with Mr. Martin (or vice versa), because of such factors as the difference in working capital available to us.

          (3)  If, at any time we and any other firms associated with Mr.
Martin are simultaneously seeking business opportunities, Mr. Martin may face the conflict of whether to submit a potential business acquisition to us or to such other firms. In the event that an opportunity is appropriate to both us and another blank check company associated with Mr. Martin, it has been determined that Mr. Martin will first offer such opportunity to that entity that first closed the sale of its securities.

     We have established no other guidelines or procedures for resolving potential conflicts.

OFFICERS AND DIRECTORS INDEMNIFICATION

     We have entered into an Officers and Directors Indemnification Agreement with Mr. Martin. The Indemnification Agreement provides that Mr. Martin will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by him for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of his services to us as a director or officer. The Indemnification Agreement further provides that no indemnification will be provided to Mr. Martin if he engages in knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the Indemnification Agreement exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of law to be contrary to public policy.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth all compensation awarded, earned, or paid for services rendered to us in all capacities during our fiscal year ended 2000 to Mr. Martin.

                            SUMMARY COMPENSATION TABLE

                                                          Long-Term
                                                         Compensation
                            Annual Compensation          ------------
                    -----------------------------------   Securities    All Other
Name and Principal              Bonus    Other Annual     Underlying      Comp.
Position            Salary($)    ($)    Compensation($)   Options(#)       ($)
------------------  ----------  ------  ---------------  -------------  ---------

John W. Martin . .  $        0       0                0              0          0


                              EQUITY INCENTIVE PLAN

     On December 28, 2000, our board of directors and stockholders approved the Accelacorp 1, Inc. 2000 Equity Incentive Plan. The purpose of the Equity Incentive Plan is to provide our key management employees selected for participation in the plan with added incentives to continue to provide us with key management services on a long-term basis. We believe that the Equity Incentive Plan will create in our employees a more direct interest in the future success of our operations, so that the income of our key management employees is more closely aligned with the income of our stockholders. We also believe that the Equity Incentive Plan will assist us in attracting key employees and in retaining and motivating our participating employees by providing them with an opportunity for investment in us.

     The Equity Incentive Plan provides for the granting of two distinct and different types of awards. The two types of awards which may be granted under the Equity Incentive Plan are stock options and restricted stock.

STOCK OPTIONS

     Stock options to be granted under the Equity Incentive Plan are divided into two types, incentive stock options and nonstatutory stock options.

          Incentive Stock Options. An incentive stock option granted under the Equity Incentive Plan is intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code. An incentive stock option is designed to provide selected employees with the opportunity to acquire our stock on a favorable tax basis. If a stock option is to achieve the special tax treatment afforded an incentive stock option, it must satisfy several conditions imposed by the Internal Revenue Code. These conditions and their implications may be summarized as follows:

          (1)     Option Plan.  The option must be granted pursuant to a stock
                  -----------
option plan, and may not be granted more than ten years after the plan was adopted by us. The plan is required to specify the aggregate number of shares that may be optioned under it and to identify the employees or class of employees eligible for options under the plan. The plan may, and often does, include additional terms and requirements, but only these two are essential for incentive stock option tax treatment.

          (2)     Option Duration.  The incentive stock option must provide that
                  ---------------
it cannot be exercised more than ten years after the date it was granted, and if the option holder (together with certain relatives and others whose holdings are attributed to him under the Code) owns more than 10% of our voting stock, this maximum term is five years.

          (3)     Employment Requirement.  The option holder must have remained
                  ----------------------
in our continuous employ from the date the incentive stock option was granted until not more than three months before the date on which it is exercised. In practice, our incentive stock option terminate upon termination of employment, or within three months after employment termination. There are different rules if termination of employment occurs because of death or permanent disability.

          (4)     Non-Transferability.  An incentive stock option must be
                  -------------------
non-transferable, except only that following an employee's death it may be exercised by his heirs or beneficiaries under his will.

          (5)     Exercise Price.  The exercise price of an incentive stock
                  --------------
option must not be less than the fair market value of the stock subject to the option at the time the option is granted. If the option is granted to an employee who (together with those whose holdings are attributed to him under the Internal Revenue Code) owns more than 10 percent of our voting stock, the minimum exercise price is 110 percent of such fair market value.

          (6)     Quantity Limits.  The Internal Revenue Code imposes quantity
                  ---------------
limits on the amount of incentive stock options that may be exercised by an employee. If incentive stock options granted to an employee by us first become exercisable during any calendar year as to stock which has a fair market value exceeding $100,000 as of the date of grant, the options for the excess over this amount will be denied incentive stock option tax treatment. The Internal Revenue Code effectively permits up to $1 million worth of incentive stock options to be granted to an employee in a year, so long as no more than $100,000 thereof first become exercisable in any of the up to ten years in the permissible option term.

          (7)     Holding Period.  An employee who holds an incentive stock
                  --------------
option may not dispose of any shares purchased on exercise of the option sooner than:

               (a)  the expiration of two years after the option was granted;
                    and

               (b)  the expiration of one year after the option is exercised.

          Any disposition of shares purchased on exercise of the option which occur sooner than the time periods described above are considered disqualifying dispositions. An employee who makes a disqualifying disposition will realize some or all of the taxable income he avoided on the date his tax benefited option was exercised. Thus, if the disqualifying disposition is a sale of the stock, so much of any gain then realized as does not exceed the amount by which the value of the stock on the date of exercise exceeded the option exercise price will be taxed at ordinary income tax rates. We would then be entitled to an equivalent tax deduction.

          Nonstatutory Stock Options. The term nonstatutory stock options refers to options that do not qualify for the favorable tax treatment accorded incentive stock options. As discussed above, generally, if an employee acquires stock under an incentive stock option arrangement, he is taxed only when he disposes of the stock. In addition, if the specified holding period requirements are met, any gain resulting from the disposition of an incentive stock option stock is taxed as a capital gain. In contrast, in the case of a nonstatutory stock option the employee generally recognizes ordinary income at the time of exercise in an amount equal to the excess, if any, of the stock's fair market value over the option exercise price.

RESTRICTED STOCK

     The restricted stock arrangement provided for in the Equity Incentive Plan allows us to either give or sell our stock to an employee on the condition that the stock be returned to us for the amount, if any, paid for the stock if the employee's service with us terminates within a specified period of time. Typically, vesting of restricted shares will take place in installments. For example, a specified number of shares will become free of restriction each year for a specified number of years if the recipient remains employed with us.

     Restricted stock plans are normally considered to be compensatory plans and therefore give rise to compensation expense. In general, the amount of compensation, if any, is the difference between the value of the stock on the "measurement date" and any price that the employee will be required to pay. The measurement date is usually the date of the award. As a result, in a normal situation the compensation expense is fixed at the outset and charged to our earnings over the period in which the employee performs services for us.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We were formed on June 19, 2000. On December 30, 2000, we issued 300,000 shares of our common stock to Brighton Street Advisory, L.L.C., a California limited liability company, for an aggregate purchase price of $1,000. The sole member and manager of Brighton Street Advisory, L.L.C. is John W. Martin, our President, Chief Financial Officer, Secretary, Vice President-General Counsel and a director.

     On January 22, 2001, we entered into an Advisory Services Agreement with Brighton Street Advisory, L.L.C. Under the terms of the Advisory Services Agreement, Brighton Street Advisory, L.L.C. is to provide us with advice and assistance regarding potential acquisition or merger candidates. Such advice and assistance includes pre-acquisition or merger assistance, valuation services, identification of potential acquisition or merger candidates, management of the process involved in choosing an appropriate acquisition or merger candidate and facilitation of the closing of an acquisition or merger transaction.

     At the completion of any acquisition or merger transaction in which Brighton Street Advisory, L.L.C. has provided us with advice and assistance, we will be obligated to pay Brighton Street Advisory, L.L.C. a minimum value-added fee of $25,000. The final value-added fee will be mutually agreed upon between Brighton Street Advisory, L.L.C. and us, with the determination for us being made by a majority of our directors other than those who are members, principals or employees of Brighton Street Advisory, L.L.C. or any of its affiliates. We expect that any value-added fee payable to Brighton Street Advisory, L.L.C. under the Advisory Services Agreement will be paid from cash generated from our operations after we have merged with, or acquired, a privately-held company.
The proceeds of this offering will not be used to satisfy the value-added fee payable to Brighton Street Advisory, L.L.C.

     We may terminate the Advisory Services Agreement with Brighton Street Advisory, L.L.C. at any time by providing Brighton Street Advisory, L.L.C. with written notice to that effect delivered to and received by Brighton Street Advisory, L.L.C. at least 10 days prior to the date of such termination. We believe that the terms of the Advisory Services Agreement, and fees which may be paid for the professional services to be rendered by Brighton Street Advisory, L.L.C., are at least as favorable to us as those which could be negotiated with a third party.

     On January 29, 2001, we entered into a Private Credit Agreement with Brighton Street Advisory, L.L.C. pursuant to which Brighton Street Advisory, L.L.C. has agreed to loan to us, from time to time, an aggregate amount of $15,000. Loans made to us under the Private Credit Agreement bear interest at a rate equal to the higher of (a) ten percent (10%) per annum or (b) five percent (5%) over the San Francisco Federal Reserve Bank's rate for advances made to member banks under sections 13 and 13a of the Federal Reserve Act prevailing on the twenty-fifth day of the month prior to the date a loan is made to us under the Private Credit Agreement. The Private Credit Agreement terminates on the earlier of December 31, 2002 or a change in control of us, as defined in the Private Credit Agreement. We expect that any loans made to us under the Private Credit Agreement will be repaid from cash generated from our operations after we have merged with, or acquired, a privately-held company. The proceeds from this offering will not be used to repay any loans made to us under the Private Credit Agreement.

     On June 8, 2001, we issued an aggregate of 700,000 shares of our Common Stock to Brighton Street Advisory, L.L.C. for an aggregate purchase price of $2,000 pursuant to a subscription receivable. The subscription receivable was paid in full on November 21, 2001.

                             PRINCIPAL STOCKHOLDERS

     The following table contains information regarding the identity of the owners of our common stock as of the date of this prospectus. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted.

                                              PERCENT BENEFICIALLY
                                                      OWNED
                                              --------------------

                                 NUMBER OF     BEFORE      AFTER
NAME OF SHAREHOLDER             SHARES OWNED  OFFERING   OFFERING
------------------------------  ------------  ---------  ---------
John W. Martin(*)                  1,000,000       100%        50%
5777 West Century Boulevard
Suite 1540
Los Angeles, California 90045

All officers and directors
  as a group (1 person). . . .     1,000,000       100%        50%

-------------------

(*) Includes all of the shares held by Brighton Street Advisory, L.L.C., a California limited liability company in which Mr. Martin is the beneficial owner of all of the issued and outstanding membership interests.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consist of 50,000,000 shares of no par value common stock and 10,000,000 shares of preferred stock, no par value. Giving effect to the sale of all of the shares offered hereby, there will be outstanding 2,000,000 shares of common stock.

     The following summarizes the important provisions of our capital stock. For more information about our capital stock, please see the copy of our articles of incorporation and bylaws that have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

     Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the shareholders. The holders of common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefor. We do not currently intend to declare or pay cash dividends in the foreseeable future, but rather intend to retain any future earnings to finance the expansion of our businesses. If we liquidate or dissolve, the holders of our common stock are entitled to share ratably in our assets, if any, legally available for distribution to shareholders after the payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding shares of preferred stock.

     Our common stock has no preemptive rights and no subscription, redemption or conversion privileges. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders

PREFERRED STOCK

     Our Board of Directors has the authority to issue shares of preferred stock from time to time in one or more series. The Board of Directors can determine the number of shares in each series, as well as the voting and other rights of the series, including the dividend rights and dividend rate, terms of
redemption, conversion rights and liquidation preferences.   The Board of
Directors has the authority to determine these rights without any further vote or action by the shareholders. As of the date of this prospectus, the Board of Directors has not authorized the issuance of any shares of preferred stock.

TRANSFER AGENT

     Florida Atlantic Stock Transfer, Inc., Tamarac, Florida has been appointed the transfer agent of our common stock and preferred stock.


                 CERTAIN PROVISIONS OF CALIFORNIA LAW AND OF OUR
                       ARTICLES OF INCORPORATION AND BYLAWS

     Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by California law. California law presently provides that in the case of a nonderivative action (that is, an action other than by or in the right of a corporation to procure a judgment in its own favor), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     With respect to derivative actions, California law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have 2,000,000 shares of common stock outstanding. The 1,000,000 shares of common stock sold in this offering will be freely tradeable without restrictions under the Securities Act, except for any of these shares that are held by our affiliates as that term is defined under the Securities Act. The 1,000,000 shares of common stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

     Upon completion of this offering, some or all of the 2,000,000 shares of our common stock outstanding may be owned by our affiliates, as that term is defined under the Securities Act. Pursuant to a Securities and Exchange Commission interpretive letter to NASD Regulation, Inc., the resale of shares owned by affiliates of a blank check company such as ours may only occur pursuant to a registration statement that has been filed with, and declared effective by, the Securities and Exchange Commission. The Securities and Exchange Commission also follows this position with respect to shares of a blank check company sold directly to non-affiliates in an unregistered offering.

     When we are no longer considered a blank check company, Rule 144 may be available for resales of our restricted securities acquired after that time. In general, under Rule 144 as currently in effect, any affiliate of ours and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted securities for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates of ours who have held their restricted securities for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     No prediction can be made as to the effect, if any, that sales of shares or the availability of shares for sale as described above will have on the market prices of our common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

                              PLAN OF DISTRIBUTION

SELF-UNDERWRITTEN OFFERING

     We offer the right to subscribe for up to 1,000,000 shares at $0.02 per share. This is a "self-underwritten" offering. That means our sole officer and director will sell the shares directly to investors without the assistance of a professional securities underwriter or broker-dealer. No compensation will be paid to any person for the offer and sale of the shares.

     Our directors and officers plan to distribute prospectuses related to this offering. We estimate up to 300 prospectuses will be distributed in such a manner to acquaintances, friends and business associates.

     Up to 80% of the shares may be purchased by our sole officer, director and shareholder, and any of their affiliates or associates. Presently, our sole officer and director has no intention to purchase shares in this offering.

     Although our sole officer and director will perform substantially all of the functions that would ordinarily be performed by a professional securities underwriter or broker-dealer in a public offering of securities, we believe he will not be required to seek registration as a broker because his activities will come within the safe harbor provisions of Securities and Exchange Commission Rule 3a4-1. Although our sole officer and director is an associated person of us as that term is defined in Securities and Exchange Commission Rule 3a4-1, we believe he will not be deemed to be a broker for the following reasons:

     (1) He is not subject to a statutory disqualification as that term is defined in Section 39(a)(39) of the Securities Exchange Act of 1934 at the time of his participation in the sale of our securities. He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     (2) He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

     (3)  He will restrict his participation to the following activities:

          (a) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

          (b) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document;

          (c) Performing ministerial and clerical work involved in effecting any transaction.

     If it is later determined that Rule 3a4-1 or an alternative exemption from the broker registration requirements is unavailable to exempt the activities of our sole officer and director, we will either retain a registered broker-dealer or ensure that appropriate registrations are obtained before selling activities commence.

     In the event that a securities broker is retained by us to sell our securities, we will file an amendment to our registration statement to identify the retained broker. Further, before the retained broker could commence selling our securities, the broker would have to obtain approval from the National Association of Securities Dealers Corporate Finance Department as to the nature and amount of commissions and expense reimbursement that the broker would receive from us for the sale of our securities.

OUR INITIAL PUBLIC OFFERING

     We are offering to sell 1,000,000 shares of common stock to investors for $.02 per share. We will offer our shares on an "all or none" basis for a period of 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by us). Thus, unless all 1,000,000 shares are sold within the required time period, none will be sold. We intend to offer our shares for sale only in the state of New York. To the extent that we may do so in compliance with applicable law, we may also offer our shares for sale in other states.

     We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities. We will not approach or permit anyone acting on our behalf to approach a market maker or take any steps to seek a listing for our common stock until we have closed a merger or acquisition transaction and the certificates representing our shares have been released from the Rule 419 escrow account. We will not use consultants to obtain market makers. Our sole officer and director will not recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in our shares. Investors in this offering must make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over your decisions.

METHOD OF SUBSCRIBING FOR OUR SHARES

     You may subscribe for our shares by filling in and signing the Subscription Agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.02 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to "Camden Securities, Inc., as Rule 419 Escrow Agent for Accelacorp 1, Inc.". You may not pay cash for our shares.

     We will deposit all subscription funds in the Rule 419 escrow account maintained by Camden Securities, Inc. If all 1,000,000 shares are not sold to investors within 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by us), we will terminate this offering and return all subscription funds to investors within five days, together with any interest earned on the Rule 419 escrow account.

     If we sell all 1,000,000 shares, all of the offering proceeds and accumulated interest will be retained in the Rule 419 escrow account until we have negotiated a merger or acquisition transaction, complied with the disclosure and reconfirmation requirements of Rule 419, and completed the merger or acquisition transaction. The funds on deposit in the Rule 419 escrow account will be held in trust for the sole benefit of investors in this offering.

     If we sell all 1,000,000 shares within the allotted time period for this offering, but we do not consummate a merger or acquisition transaction within 18 months after the date of this prospectus, all of the funds in the Rule 419 escrow account will be returned to you by first-class mail or equally prompt means within five business days following that date.


                                  LEGAL MATTERS

     The Law Office of Craig J. Cornwell, Los Angeles, California, has given us its opinion that (a) the currently issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable and (b) upon issuance, the shares being sold in this offering will be duly authorized, validly issued, fully paid and non-assessable common stock of us. The Law Office of Craig J. Cornwell has not passed on any other legal matters in connection with this offering.


                                     EXPERTS

     Our financial statements for the period June 19, 2000 (date of inception) to December 31, 2000 and for the period ended therein, have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Lucas, Horsfall, Murphy & Pindroh, LLP, independent certified public accountants, and upon the authority of said independent certified public accountants as experts in accounting and auditing.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (Registration No. 333-64108) under the Securities Act of 1933 for the registration of the shares offered hereby. This prospectus omits certain of the information contained in the registration statement. For more information about us and the shares being offered by us, you should review the registration statement along with all of its exhibits and schedules. Any statements that we have made in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, you should review a copy of any such documents which we have filed as an exhibit to the registration statement. Items of information omitted from this prospectus but contained in the registration statement may be inspected without charge at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549. You may obtain information about the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains our Form SB-2 registration statement and other
       -----------
reports, proxy and information statement and other information that we file electronically with the Securities and Exchange Commission.

                               ACCELACORP 1, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                                                Page
                                                             ----------

Report of Independent Certified Public Accountants. . . . .         F-2

Balance Sheet
  as of December 31, 2000 . . . . . . . . . . . . . . . . .         F-3

Statement of Operations
  for the period from June 19, 2000
  (date of inception) to December 31, 2000. . . . . . . . .         F-4

Statement of Stockholders'
  for the period from June 19, 2000
  (date of inception) to December 31, 2000. . . . . . . . .         F-5

Statement of Cash Flows
  for the period from June 19, 2000
  (date of inception) to December 31, 2000. . . . . . . . .         F-6

Notes to Financial Statements . . . . . . . . . . . . . . .  .      F-7

Interim Financial Statements:

Interim Balance Sheet as of October 31, 2001 (unaudited). .        F-10

Interim Statement of Operations for the ten months
  ended October 31, 2001 and  for the period
  from June 19, 2000 (date of inception) to
  October 31, 2001 (unaudited). . . . . . . . . . . . . . .        F-11

Interim Statement of Stockholders' Equity for the ten
  months ended October 31, 2001 and for the period
  from June 19, 2000 (date of inception) to
  October 31, 2001 (unaudited). . . . . . . . . . . . . . .        F-12

Interim Statement of Cash Flows for the ten months
  ended October 31, 2001 and for the period
  from June 19, 2000 (date of inception) to
  October 31, 2001 (unaudited). . . . . . . . . . . . . . .        F-13

Interim Notes to Interim Financial Statements (unaudited)..        F-14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Accelacorp  1,  Inc.
Los  Angeles,  California


We have audited the accompanying balance sheet of Accelacorp 1, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the period from June 19, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accelacorp 1, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the period from June 19, 2000 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                   /s/ LUCAS, HORSFALL, MURPHY & PINDROH, LLP
                   ------------------------------------------


Pasadena,  California
March  28,  2001

                               ACCELACORP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2000



                                    ASSETS
                                    ------

ASSETS, subscription receivable (300,000 shares)          $              1,000
                                                          =====================

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

LIABILITIES, Accounts payable - related party                              231
                                                          ---------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Preferred stock, no par value, 10,000,000 shares
     authorized, none issued                                                 -
  Common stock, no par value, 50,000,000 shares
     authorized, 300,000 shares issued and
      outstanding                                                        1,000
  (Deficit) accumulated during the development stage                      (231)
                                                          ---------------------
              Total Stockholder's Equity                                   769
                                                          ---------------------
                                                          $              1,000
                                                          =====================


                    SEE ACCOMPANYING NOTES TO FINANCIAL NOTES

                               ACCELACORP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
             JUNE 19, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000


                                                                     CUMULATIVE
                                                                        FROM
                                                                      JUNE 19,
                                                  FOR THE PERIOD        2000
                                                  FROM JUNE 19,     (INCEPTION)
                                                     2000 TO             TO
                                                   DECEMBER 31,     DECEMBER 31,
                                                       2000             2000
                                                 ----------------  --------------
REVENUE                                          $             -   $           -
                                                 ----------------  --------------

EXPENSES:
     General and administrative (startup costs)              231             231
                                                 ----------------  --------------
              Total Expenses                                 231             231
                                                 ----------------  --------------
NET (LOSS)                                       $          (231)  $        (231)
                                                 ================  ==============

NET (LOSS) PER COMMON SHARE - BASIC              $             *
                                                 ================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING                                         300,000
                                                 ================

*Less than $(.01)


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                ACCELACORP 1, INC
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD FROM JUNE 19, 2000 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2000


                                               (DEFICIT)
                                              ACCUMULATED
                             COMMON STOCK      During the
                          -----------------   DEVELOPMENT
                           SHARES   AMOUNT       STAGE       TOTAL
                          --------  -------  -------------  -------
BALANCES, JUNE 19, 2000   $    ---  $    --  $         --   $   --

Issuance of stock  on
 December 30, 2000         300,000    1,000            --    1,000

Net Income (Loss)               --       --          (231)    (231)
                          --------  -------  -------------  -------


BALANCES,
DECEMBER 31, 2000          300,000  $ 1,000  $       (231)  $  769
                          ========  =======  =============  =======



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                            ACCELACORP 1, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                         STATEMENTS OF CASH FLOWS
                           JUNE 19, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000


                                                                                     CUMULATIVE
                                                                                        FROM
                                                                                      JUNE 19,
                                                              FOR THE PERIOD            2000
                                                               FROM JUNE 19,         (INCEPTION)
                                                                  2000 TO                TO
                                                             DECEMBER 31, 2000    DECEMBER 31, 2000
                                                            -------------------  ------------------

CASH FLOWS FROM (TO) OPERATING ACTIVITIES

    Net (loss) from operations                              $             (231)  $            (231)
    Adjustments to reconcile net (loss) to net cash (used)
       by operating activities:
         Changes in:
             Accounts payable - related party                              231                 231
                                                            -------------------  ------------------

                 Net Cash (Used) by Operating Activities                    --                  --
                                                            -------------------  ------------------

NET CHANGE IN CASH AND ENDING BALANCE                       $               --   $              --
                                                            ===================  ==================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               ACCELACORP 1, INC.
                         ( A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY
-------

Accelacorp 1, Inc. (the Company), a development stage company, was organized under the laws of the State of California on June 19, 2000. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31, 2000.

GOING  CONCERN  AND  PLAN  OF  OPERATION
----------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to filing a registration statement and subsequently locating a merger candidate. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

INCOME  TAXES
-------------

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60 month period. Therefore, $231 of net losses incurred in the period from June 19, 2000 (inception) to December 31, 2000 have not been deducted for tax purposes and represent a deferred tax asset. The Company is providing a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax-deductible losses can be carried forward for 20 years until utilized.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Common shares which may be issued by the Company immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of warrants and stock options (using the treasury stock method) at prices substantially less than the initial offering price will be included in the calculation of common stock and common stock equivalent shares as if they were outstanding for periods presented.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
-----------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - STOCKHOLDERS' EQUITY

On December 30, 2000, the Company issued for a subscription receivable, 300,000 shares of its no par value common stock to a private investor. This subscription receivable was paid in full on January 16, 2001.

NOTE 3 - EQUITY INCENTIVE PLAN

The Company has approved an Equity Incentive Plan (the Plan) that became effective December 28, 2000. The Plan is available to officers, directors, key employees and consultants of the Company. The Plan allows for the purchase of up to 1,000,000 shares of the Company's common stock pursuant to stock options and restricted stock awards. As of December 31, 2000, no options or restricted stock had been granted or are outstanding under the Plan.

NOTE 4 - RELATED PARTY TRANSACTIONS

Advisory Services Agreement
---------------------------

The Company has entered into an Advisory Services Agreement on January 22, 2001, with Brighton Street Advisory, L.L.C. (Brighton Street), which owns all of the company's outstanding stock at December 31, 2000. The sole member and manager of Brighton Street is the president, secretary and chief financial officer of the Company. See Note 5 - Subsequent Events.

Private Credit Agreement
------------------------

The Company has entered into a Private Credit Agreement on January 29, 2001, with Brighton Street. See Note 5 - Subsequent Events.

NOTE 5 - SUBSEQUENT EVENTS

Advisory Services Agreement
---------------------------

On or about January 22, 2001, the Company entered into an advisory services agreement (the Agreement) with Brighton Street Advisory, L.L.C. (Brighton Street), which is owned by the sole shareholder. At the completion of any business combination in which Brighton Street has provided the Company with advice and assistance, the Company will pay Brighton Street a minimum value-added fee of $25,000. The Company may terminate the Agreement at any time by providing written notice to that effect at least 10 days prior to the date of such termination

Private Credit Agreement
------------------------

On or about January 29, 2001, the Company entered into a private credit agreement with Brighton Street pursuant to which Brighton Street has agreed to loan to the Company, from time to time, an aggregate amount of $15,000.
Advances made to the Company under the credit agreement bear an interest rate equal to the higher of 10% or 5% over the San Francisco Federal Reserve Bank's rate for advances made to member banks. The credit agreement expires on the earlier of January 29, 2002 or upon change in control of the Company, as defined in the credit agreement.

                               ACCELACORP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              INTERIM BALANCE SHEET
                                OCTOBER 31, 2001
                                  (UNAUDITED)


                                    ASSETS

ASSETS
 Cash                                                  $              185
 Stock Subscription Receivable                                      2,000
                                                       -------------------
Total Assets                                                        2,185
                                                       ===================

                      LIABILITIES AND SHAREHOLDERS' EQUITY


LIABILITIES
 Accounts payable-related party                                       461
 Notes payable-related party                                        2,016
                                                       -------------------
       Total Liabilities                                             2,477
                                                       -------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Preferred stock, no par value (10,000,000
     shares authorized, none issued and
     outstanding                                                      ---

     Common stock, no par value (50,000,000;
     shares authorized 1,000,000 issued and
     outstanding                                                    3,000

   Deficit accumulated during the development stage                (3,292)
                                                       -------------------
       Total Shareholders' Equity                                 (   292)
                                                       -------------------
         Total Liabilities and Shareholders' Equity    $            2,185
                                                       ===================


             SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS

                               ACCELACORP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                         INTERIM STATEMENT OF OPERATIONS
                FOR THE TEN MONTHS ENDED OCTOBER 31, 2001 AND FOR
      THE PERIOD FROM JUNE 19, 2000 (DATE OF INCEPTION) TO OCTOBER 31, 2001
                                   (UNAUDITED)


                                                               CUMULATIVE FROM
                                             TEN MONTHS         JUNE 19, 2000
                                               ENDED           (INCEPTION)  TO
                                          OCTOBER 31, 2001    OCTOBER 31,  2001
                                         ------------------  -------------------
INTEREST INCOME                          $               3   $                3

OPERATING EXPENSES

     General & Administrative Expenses               2,264                2,495
       Taxes                                           800                  800
                                         ------------------  -------------------
        Total Operating Expenses                     3,064                3,295
                                         ------------------  -------------------

NET INCOME (LOSS)                        $          (3,061)  $           (3,292)
                                         ==================  ===================

LOSS PER COMMON SHARE                                    *                    *
                                         ==================  ===================

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
  OUTSTANDING                                    1,000,000            1,000,000
                                         ==================  ===================

*Less than $(.01)


             SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS

                               ACCELACORP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE TEN MONTHS ENDED OCTOBER 31, 2001 AND FOR
      THE PERIOD FROM JUNE 19, 2000 (DATE OF INCEPTION) TO OCTOBER 31, 2001
                                   (UNAUDITED)



                                            ACCUMULATED
                        COMMON  STOCK      DEFICIT DURING
                      ------------------    DEVELOPMENT
                       SHARES    AMOUNT        STAGE         TOTAL
                      ---------  -------  ----------------  --------
BALANCE,
 JUNE 19, 2000            - - -  $ - - -          $ - - -     $- - -

Issuance of Common
 Stock on
 December 30,  2000     300,000    1,000            - - -     1,000

Net Income (Loss)         - - -    - - -             (231)     (231)
                      ---------  -------  ----------------  --------

BALANCE,
 DECEMBER 31, 2000      300,000  $ 1,000  $          (231)  $   769
                      =========  =======  ================  ========

Issuance of Common
 Stock on June 8,
  2001                  700,000    2,000            - - -     2,000

Net Income (Loss)         - - -    - - -           (3,061)   (3,061)
                      ---------  -------  ----------------  --------

BALANCE
 OCTOBER 31, 2001     1,000,000  $ 3,000  $        (3,292)  $  (292)
                      =========  =======  ================  ========


             SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS

                                      ACCELACORP 1, INC.
                                 (A DEVELOPMENT STAGE COMPANY)

                                INTERIM STATEMENT OF CASH FLOWS
                       FOR THE TEN MONTHS ENDED OCTOBER 31, 2001 AND FOR
             THE PERIOD FROM JUNE 19, 2000 (DATE OF INCEPTION) TO OCTOBER 31, 2001
                                          (UNAUDITED)


                                                                             CUMULATIVE FROM
                                                                              JUNE 19, 2000
                                                         TEN MONTHS ENDED     (INCEPTION) TO
                                                         OCTOBER 31, 2001    OCTOBER 31, 2001
                                                        ------------------  ------------------

CASH FLOW FROM
OPERATING ACTIVITIES

     Net loss from operations                           $          (3,061)  $          (3,292)

     Adjustments to Reconcile Net Loss
       To Net Cash Used in Operating
       Activities:
          Increase in Accounts Payable-Related Party                  230                 461
                                                        ------------------  ------------------

    Net Cash Used in Operating Activities                          (2,831)             (2,831)
                                                        ------------------  ------------------

CASH FLOWS FROM FINANCING
   ACTIVITIES

      Proceeds from Subscription Receivable                         1,000               1,000
      Increase in Notes Payable-Related Party                       2,016               2,016
                                                        ------------------  ------------------

NET CASH PROVIDED BY FINANCING
   ACTIVITIES                                                       3,016               3,016
                                                        ------------------  ------------------

NET INCREASE (DECREASE) IN CASH                                       185                 185

CASH AT BEGINNING OF THE PERIOD                                    ------              ------
                                                        ------------------  ------------------

CASH AT END OF PERIOD                                   $             185   $             185
                                                        ==================  ==================


             SEE ACCOMPANYING NOTES TO INTERIM FINANCIAL STATEMENTS

                               ACCELACORP 1, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                OCTOBER 31, 2001
                                   (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History
-------

     Accelacorp 1, Inc. (the "Company"), a development stage company, was organized under the laws of the State of California on June 19, 2000. The Company is in the development stage as defined in Financial Accounting Standards Board No. 7. The fiscal year end is December 31.

Basis of Accounting
-------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Item 310 Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Going Concern and Plan of Operation
-----------------------------------

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

     The Company is currently devoting its efforts to filing a registration statement and subsequently locating an acquisition or merger candidate. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete an acquisition or, or merger with, another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes
------------

     The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

     For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60 month period. Therefore, $3,292 of net losses incurred in the period from June 19, 2000 (inception) to October 31, 2001 have not been deducted for tax purposes and represent a deferred tax asset. The Company is providing a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax-deductible losses can be carried forward for 20 years until utilized.

Earnings (Loss) Per Common Share
--------------------------------

     Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be antidilutive.

     Common shares which may be issued by the Company immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of warrants and stock options (using the treasury method) at prices substantially less than the initial public offering price will be included in the calculation of common stock and common stock equivalent shares as if they were outstanding for periods presented.

NOTE 2 - NOTES PAYABLE-RELATED PARTY

     Notes payable consist of a single promissory note in the principal amount of $2,016 which evidences a $2,016 loan made to the Company by John W. Martin, the Company's sole officer and director. The note bears interest at the rate of 10% per annum and is unsecured. The note is due and payable on or before July 5, 2002. See Note 6 "Subsequent Event."

NOTE 3 - STOCKHOLDERS' EQUITY

     On December 30, 2000, the Company issued for a subscription receivable, 300,000 shares of its no par value common stock to Brighton Street Advisory, L.L.C., a California limited liability company ("Brighton Street"). The sole member and manager of Brighton Street is John W. Martin, the Company's sole officer and director.

     On June 8, 2001, the Company issued for a subscription receivable, 700,000 shares of its no par value common stock to Brighton Street. See Note 6 "Subsequent Event."

     Pursuant to the Company's Articles of Incorporation, the board of directors of the Company is authorized to issue up to 10,000,000 shares of Preferred Stock, no par value, in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designations of such series, without further vote or action by the stockholders. As of October 31, 2001, there were no shares of Preferred Stock issued and outstanding.

NOTE 4 - TAXES

     The provision for taxes for the ten months ended October 31, 2001 and for the period from June 19, 2000 (date of inception) to October 31, 2001 consists solely of the $800 minimum California franchise tax for the Company.

NOTE 5 - EQUITY INCENTIVE PLAN

     The Company has approved an Equity Incentive Plan (the "Plan") that became effective December 28, 2000. The Plan is available to officers, directors, key employees and consultants of the Company. The Plan allows for the purchase of up to 1,000,000 shares of Common Stock pursuant to stock options and restricted stock awards. As of October 31, 2001, no options had been granted under the Plan nor are there any restricted stock outstanding under the Plan.

NOTE 6 - RELATED PARTY TRANSACTIONS

Advisory Services Agreement
---------------------------

     The Company has entered into an Advisory Services Agreement on January 22, 2001, with Brighton Street Advisory L.L.C. ("Brighton Street"), which owns all of the Company's outstanding stock at August 31, 2001. The sole member and manager of Brighton Street is the President, Secretary and Chief Financial Officer of the Company.

Private Credit Agreement
------------------------

     On or about January 29, 2001, the Company entered into a private credit agreement with Brighton Street (the "Credit Agreement") pursuant to which Brighton Street has agreed to loan the Company, from time to time, an aggregate of $15,000. Advances made to the Company under the Credit Agreement bear an interest rate equal to the higher of 10% or 5% over the San Francisco Federal Reserve Bank's rate for advances made to member banks. The Credit Agreement expires on the earlier of January 29, 2002 or upon change in control of the Company, as defined in the Credit Agreement.

NOTE 6 - SUBSEQUENT EVENT

     On June 8, 2001, the Company issued for a subscription receivable 700,000 shares of its no par value common stock to Brighton Street. This subscription receivable was paid in full in November 2001 through the cancellation of a note payable in the principal amount of $2,016 in exchange for the 700,000 shares subscribed for.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation and the Bylaws of the Registrant contain provisions providing for the indemnification by the Registrant of all past and present directors, officers, employees or agents of the Registrant. Such indemnification applies only to the extent that any such person by reason of acting in such capacity is, or is threatened to be made, a witness in, or party to, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding. In that event, such person (1) shall be indemnified, with respect to any proceeding other than a proceeding brought by or in the right of the Registrant, against all judgments, penalties, fines and amounts paid in settlement, and all reasonable expenses incurred, in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and if, with respect to criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, (2) shall be indemnified, to the extent permitted by applicable law, with respect to any proceeding brought by or in the right of the Registrant to procure a judgment in its favor, for his reasonable expenses in connection therewith if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, (3) shall be indemnified for reasonable expenses incurred in connection with any proceeding in which he is wholly or partly successful on the merits, and (4) shall be indemnified for reasonable expenses incurred in connection with being, or being threatened to be made, a witness in any proceeding.

     The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

     ARTICLE V - The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     ARTICLE VI - The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this corporation and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation
and its shareholders.   In furtherance and not in limitation of the powers
conferred by statute:

     (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify against such liability under the provision of law;

     (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere; and

     (iii) the Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of these Articles of Incorporation, or at law; and in furtherance thereof, the Corporation is authorized to the fullest extent permissible under California law (as now or hereafter in effect) to own all of any portion of the shares of the company issuing any such policy of insurance.

     No such bylaw, agreement or other form of indemnification shall be interpreted as limiting in any manner the rights which such agents would have to indemnification in the absence of such bylaw, agreement or other form of indemnification.

     The specific provisions of the Bylaws of Registrant with respect to the indemnification of directors and officers are as follows:

Article V  Indemnification

Section 5.01. Definitions

     For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under Section
5.04 or Section 5.05(C) of these Bylaws.

Section 5.02.  Indemnification in Actions by Third Parties

     The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that his conduct was unlawful.

Section 5.03.  Indemnification in Actions by or in the Right of the Corporation

     The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred in connection with the defense or settlement of such action if he acted in good faith, in a manner he believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section:

          (A) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

          (B) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

          (C) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 5.04.  Indemnification Against Expenses

     To the extent that an agent of the Corporation has been successful on the merits in any proceeding referred to in Section 5.02 or 5.03 of these Bylaws or in defense of any claim, issue or matter therein, he shall be indemnified against his expenses actually and reasonably incurred in connection therewith.

Section 5.05.  Required Determinations

     Except as provided in Section 5.04 of these Bylaws, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 5.02 or 5.03 of these Bylaws by:

          (A) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (B) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (C) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 5.06.  Advance of Expenses

     Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 5.07.  Other Indemnification

     The indemnification authorized by this Article shall not be exclusive of any additional rights to indemnification for breach of duty to the Corporation and its shareholders, while acting in the capacity of a director or officer of the Corporation, to the extent the additional rights to indemnification are authorized in a provision of the articles adopted pursuant to Section 204(a)(11) of the California

General Corporation Law. The indemnification provided by this Article for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director, or officer of the corporation, but not involving any breach of duty to the Corporation and its shareholders, shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. A provision in the Articles of Incorporation of the Corporation authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law," or a substantial equivalent, shall be construed to be both a provision for additional indemnification for breach of duty to the Corporation and its shareholders as referred to in, and with the limitations required by,
Section 204(a)(11) of the California General Corporation Law, and a provision for additional indemnification as referred to in Section 317(g) of the California General Corporation Law. The rights to indemnity under this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 5.08.  Forms of Indemnification Not Permitted

     No indemnification or advance shall be made under this Article, except as provided in Section 6.04 or Section 6.05(C) of these Bylaws in any circumstance where it appears:

          (A) that it would be inconsistent with a provision of the Articles of Incorporation of the Incorporation, Bylaws, a resolution of the Board of Directors or shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (B) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 5.09.  Insurance

     The Corporation shall have the power to buy and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The expenses of this offering are estimated as follows:*

          SEC Registration Fee . . . . . . . . . . .     $    200
          Blue Sky fees and expenses . . . . . . . .        1,000
          Transfer Agent and Registrar fees. . . . .        2,000
          Printing and engraving expenses  . . . . .        5,000
          Accounting fees and expenses . . . . . . .        2,000
          Miscellaneous  . . . . . . . . . . . . . .          500
                Total  . . . . . . . . . . . . . . .     $ 10,700
                                                         ========

-------------------

*    All amounts other than the SEC registration fee are estimated.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

          Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Securities Act") as follows:

                   NAME OF      CONSIDERATION     EXEMPTION FROM
SECURITIES SOLD   INVESTORS       RECEIVED         REGISTRATION
---------------  -----------  -----------------  ----------------
300,000 Shares   1 Person(1)  $   1,000 in cash  Section 4(2)
of Common Stock                                  of the
                                                 Securities Act

700,000 Shares   1 Person(2)  Cancellation of    Section 4(2)
of Common Stock               $ 2,000 of         of the
                              principal amount   Securities Act
                              of a promissory
                              note

(1) The person who purchased the 300,000 shares of Common Stock is Brighton Street Advisory, L.L.C., a California limited liability company. The sole member and manager of Brighton Street Advisory, L.L.C. is John W. Martin, the Registrant's Chairman of the Board, President, Chief Financial Officer and Secretary.

(2) The person who purchased the 700,000 shares of Common Stock is Brighton Street Advisory, L.L.C., a California limited liability company. The sole member and manager of Brighton Street Advisory, L.L.C. is John W. Martin, the Registrant's Chairman of the Board, President, Chief Financial Officer and Secretary.

ITEM 27.     EXHIBITS

EXHIBIT
NUMBER                    DESCRIPTION
-------  ------------------------------------------------------

1.1      Subscription Agreement
1.2      Escrow Agreement under Rule 419
3.0      Articles of Incorporation of Accelacorp 1, Inc.*
3.1      Bylaws of Accelacorp 1, Inc.
4.0      Specimen Stock Certificate*
5.0 Opinion of Law Offices of Craig J. Cornwell as to legality
10.0     Accelacorp 1, Inc. Equity Incentive Plan*
10.1     Indemnification Agreement by and between Accelacorp
         1, Inc. and John W. Martin*
10.2     Advisory Services Agreement by and between Accelacorp
         1, Inc. and Brighton Street Advisory, L.L.C.*
10.3     Private Credit Agreement by and between Accelacorp 1,
          Inc. and Brighton Street Advisory, L.L.C.
24.0 Consent of Lucas, Horsfall, Murphy & Pindroh, LLP, independent certified public accountants
24.1 Consent of Law Offices of Craig J. Cornwell(included in Exhibit 5.0)

-----------------
*  Previously Filed


ITEM 28.    UNDERTAKINGS

     A.   Undertaking pursuant to Rule 415.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

     B.   Undertaking in respect of indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 29TH DAY OF JANUARY, 2002.

                                       ACCELACORP 1, INC.



                                            /s/  JOHN W. MARTIN
                                       ----------------------------------------
                                            John W. Martin
                                            Chairman of the Board, President,
                                            Chief Financial Officer
                                            (Principal Accounting Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.

     SIGNATURE               TITLE                       DATE
     ---------               -----                       ----

 /s/ John W. Martin     Chairman of the Board,      January 29, 2002
-------------------     President, Secretary,
     John W. Martin     Chief Financial Officer
                        and Director